                                AGREEMENT BETWEEN


        ----------------------------------------------------------------
                         County Name or City of New York


                                       And


        ----------------------------------------------------------------
                                 Contractor Name

                      This Agreement is made by and between


        ----------------------------------------------------------------
              County Name or City of New York (" County" or "City")


                                 Acting through,


        ----------------------------------------------------------------
           Department of Social Services (" LDSS")or Health (" CDOH")


                                   Located at

        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------

                                       And


        ----------------------------------------------------------------
                       Contractor Name (" the Contractor")



                                   Located At

        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------



                                    Recitals
                                   Page 1 of 2
                                 October 1, 1999

                                    RECITALS

        Pursuant to Title XIX of the Federal Social Security Act, codified as 42
U. S. C. Section 1396 et seq. (the "Social Security Act"), and Title 11 of
Article 5 of the New York State Social Services Law ("SSL"), codified as N.Y.S.S.L. Section 363 et seq., a comprehensive program of Medical Assistance for needy persons exists in the State of New York ("Medicaid").

        Pursuant to Article 44 of the Public Health Law (" P. H. L."), the New York State Department of Health (" SDOH") is authorized to issue Certificates of Authority to establish Health Maintenance Organizations ("HMOs"), P. H. L.
Section 4400 et seq., Prepaid Health Services Plans. ("PHSPs"), P. H. L. Section 4403-a, and Integrated Delivery Systems ("IDS"), P. H. L. Section 4408-a.

        The State Social Services Law defines Medicaid to include payment of part or all of the cost of care and services furnished by an HMO, PHSP or an IDS, identified as Managed Care Organizations ("MCOs") in this Agreement, to Eligible Persons, as defined in this Agreement, residing in the geographic area specified in Appendix M (Service Area) when such care and services are furnished in accordance with an agreement approved by the SDOH that meets the requirements of federal law and regulations.

        The Contractor is a corporation organized under the laws of New York State and is certified under Article 44 of the State Public Health Law or
Article 43 of the NYS Insurance Law.

         The Contractor offers a comprehensive health services plan and represents that it is able to make provision for furnishing medical and health service benefits and has proposed to ______________________________________to
                                            [INSERT LDSS OR CDOH]
provide these services to Eligible Persons; and

        The Contractor has applied to participate in the Medicaid Managed Care Program and the SDOH and ____________________________________ have determined
                          [INSERT LDSS OR CITY OF NEW YORK]
that the Contractor meets the qualification criteria established for participation.

NOW THEREFORE, the parties agree as follows:




                                    Recitals
                                   Page 2 of 2
                                 October 1, 1999

                                                                    EXHIBIT 10.9


                      TABLE OF CONTENTS FOR MODEL CONTRACT


Recitals

Section 1     Definitions

Section 2 Agreement Term, Amendments, Extensions, and General Contract Administration Provisions
              2.1     Term
              2.2     Amendments and Extensions
              2.3     Approvals
              2.4     Entire Agreement
              2.5     Renegotiation
              2.6     Assignment and Subcontracting
              2.7     Termination
                      a.  LDSS Initiated Termination of Contract
                      b.  Contractor and LDSS Initiated Termination
                      c.  Contractor Initiated Termination
                      d.  Termination Due to Loss of Funding
              2.8     Close-Out Procedures
              2.9     Rights and Remedies
              2.10    Notices
              2.11    Severability

Section 3     Compensation
              3.1     Capitation Payments
              3.2     Modification of Rates During Contract Period
              3.3     Rate Setting Methodology
              3.4     Payment of Capitation
              3.5     Denial of Capitation Payments
              3.6     SDOH Right to Recover Premiums
              3.7     Third Party Health Insurance Determination
              3.8     Payment for Newborns
              3.9     Contractor Financial Liability
              3.10    Inpatient Hospital Stop-Loss Insurance
              3.11    Mental Health and Alcohol/Substance Abuse Stop-Loss
              3.12    Enrollment Limitations
              3.13    Tracking Visits Provided by Indian Health Clinics

Section 4     Service Area

Section 5     Eligible, Exempt and Excluded Populations
              5.1     Eligible Populations
              5.2     Exempt Populations
              5.3     Excluded Populations
              5.4     Family Enrollment



                                Table of Contents
                                      - 1 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


Section 6     Enrollment
              6.1     Enrollment Guidelines
              6.2     Equality of Access to Enrollment
              6.3     Enrollment Decisions
              6.4     Auto Assignment
              6.5     Prohibition Against Conditions on Enrollment
              6.6     Family Enrollment
              6.7     Newborn Enrollment
              6.8     Effective Date of Enrollment
              6.9     Roster
              6.10    Automatic Re-Enrollment

Section 7     Lock-In Provisions
              7.1     Lock-In Provisions in Voluntary Counties
              7.2     Lock-In Provisions in Mandatory Counties
              7.3     Lock-In Provisions in New York City
              7.4     Disenrollment During Lock-In Period
              7.5     Notification Regarding Lock-In and End of Lock-In Period

Section 8     Disenrollment
              8.1     Disenrollment Guidelines
              8.2     Disenrollment Prohibitions
              8.3     Reasons for Voluntary Disenrollment
              8.4     Processing of Disenrollment Requests
              8.5     Contractor Notification of Disenrollments
              8.6     Contractor's Liability
              8.7     Enrollee Initiated Disenrollment
                      a.  Disenrollment for Good Cause
                      b.  Expedited Disenrollment
              8.8     Contractor Initiated Disenrollment
              8.9     LDSS Initiated Disenrollment

Section 9     Guaranteed Eligibility

Section 10    Benefit Package, Covered and Non-Covered Services
              10.1    Contractor Responsibilities
              10.2    Compliance with State Medicaid Plan and Applicable Laws
              10.3    Definitions
              10.4 Provision of Services Through Participating and Non-Participating Providers
              10.5    Child Teen Health Program /Adolescent Preventive Services
              10.6    Foster Care Children



                                Table of Contents
                                      - 2 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


              10.7    Child Protective Services
              10.8    Welfare Reform
              10.9    Adult Protective Services
              10.10   Court Ordered Services
              10.11   Family Planning and Reproductive Health Services
              10.12   Prenatal Care
              10.13   Direct Access
              10.14   Emergency Services
              10.15   Medicaid Utilization Thresholds (MUTS)
              10.16   Services for Which Enrollees Can Self-Refer
                      a.  Mental Health and Alcohol/Substance Abuse
                      b.  Vision Services
                      c.  Diagnosis and Treatment of Tuberculosis
                      d.  Family Planning/Reproductive Health
                      e.  Sexually Transmitted Disease (STD) Services
              10.17   Second Opinions for Medical or Surgical Care
              10.18   Coordination with Local Public Health Agencies
              10.19   Public Health Services
                      a. Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB/DOT)
                      b.  Immunizations
                      c.  Prevention and Treatment of Sexually Transmitted
                          Diseases
                      d.  Lead Poisoning
              10.20 Adults with Chronic Illnesses and Physical or Developmental Disabilities
              10.21   Children with Special Health Care Needs
              10.22   Persons Requiring Ongoing Mental Health Services
              10.23   Member Needs Relating to HIV
              10.24   Persons Requiring Alcohol/Substance Abuse Services
              10.25   Native Americans
              10.26   Women, Infants, and Children (WIC)
              10.27   Coordination of Services

Section 11    Marketing
              11.1    Marketing Plan
              11.2    Marketing Activities
              11.3    Prior Approval of Marketing Materials, Procedures,
                      Subcontracts
              11.4    Marketing Infractions
              11.5    LDSS Option to Adopt Additional Marketing Guidelines

Section 12    Member Services
              12.1    General Functions
              12.2    Translation and Oral Interpretation
              12.3 Communicating with the Visually, Hearing and Cognitively Impaired



                                Table of Contents
                                      - 3 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


Section 13    Enrollee Notification
              13.1    Provider Directories/Office Hours for Participating
                      Providers
              13.2    Member ID Cards
              13.3    Member Handbooks
              13.4    Notification of Effective Date of Enrollment
              13.5    Notification of Enrollee Rights
              13.6    Enrollee's Rights To Advance Directives
              13.7    Approval of Written Notices
              13.8    Contractor's Duty to Report Lack of Contact
              13.9 Contractor Responsibility to Notify Enrollee of Expected Effective Date of Enrollment
              13.10   LDSS Notification of Enrollee's Change in Address

Section 14    Complaint and Appeal Procedure
              14.1    Contractor Program to Address Complaints
              14.2    Notification of Complaint and Appeal Program
              14.3    Guidelines for Complaint and Appeal Program
              14.4    Complaint Investigation Determinations

Section 15    Access Requirements
              15.1    Appointment Availability Standards
              15.2    Twenty-Four (24) Hour Access
              15.3    Appointment Waiting Times
              15.4    Travel Time Standards
              15.5    Service Continuation
                      a.  New Enrollees
                      b.  Enrollees Whose Health Care Provider Leaves Network
              15.6    Standing Referrals
              15.7    Specialist as a Coordinator of Primary Care
              15.8    Specialty Care Centers

Section 16    Quality Assurance
              16.1    Internal Quality Assurance Program
              16.2    Standards of Care

Section 17    Monitoring and Evaluation
              17.1    Right To Monitor Contractor Performance
              17.2    Cooperation During Monitoring And Evaluation
              17.3    Cooperation During Annual On-Site Review
              17.4    Cooperation During Review of Services by External Review
                      Agency

Section 18    Contractor Reporting Requirements
              18.1    Time Frames for Report Submissions



                                Table of Contents
                                      - 4 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


              18.2    SDOH Instructions for Report Submissions
              18.3    Liquidated Damages
              18.4 Notification of Changes in Report Due Dates, Requirements or Formats
              18.5    Reporting Requirements
                      a.  Annual Financial Statements
                      b.  Quarterly Financial Statements
                      c.  Other Financial Reports
                      d.  Encounter Data
                      e.  Quality of Care Performance Measures
                      f.  Complaint Reports
                      g.  Fraud and Abuse Reporting Requirements
                      h.  Participating Provider Network Reports
                      i.  Appointment Availability/Twenty-Four Hour (24) Access
                           and Availability Surveys
                      j.  Clinical Studies
                      k.  Independent Audits
                      l.  PCP Auto Assignments
                      m.  No Contact Report
                      n.  Additional Reports
                      o.  LDSS Specific Reports
              18.6    Ownership and Related Information Disclosure
              18.7    Revision of Certificate of Authority
              18.8    Public Access to Reports
              18.9    Professional Discipline
              18.10 Certification Regarding Individuals Who Have Been Debarred or Suspended by Federal or State Government
              18.11   Conflict of Interest Disclosure
              18.12   Physician Incentive Plan Reporting

Section 19    Records Maintenance and Audit Rights
              19.1    Maintenance of Contractor Performance Records
              19.2    Maintenance of Financial Records and Statistical Data
              19.3    Access to Contractor Records
              19.4    Retention Periods

Section 20    Confidentiality
              20.1 Confidentiality of Identifying Information about Medicaid Recipients and Applicants
              20.2    Medical Records of Foster Children
              20.3    Confidentiality of Medical Records
              20.4    Length of Confidentiality Requirements

Section 21    Participating Providers
              21.1    Network Requirements



                                Table of Contents
                                      - 5 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


              21.2    Credentialing
              21.3    SDOH Exclusion or Termination of Providers
              21.4    Evaluation Information
              21.5    Payment In Full
              21.6    Choice/Assignment of PCPs
              21.7    PCP Changes
              21.8    PCP Status Changes
              21.9    PCP Responsibilities
              21.10   Member to Provider Ratios
              21.11   Minimum Office Hours
              21.12   Primary Care Practitioners
              21.13   PCP Teams
              21.14   Hospitals
              21.15   Dental Networks
              21.16   Presumptive Eligibility Providers
              21.17   Mental Health, Alcohol and Substance Abuse Providers
              21.18   Laboratory Procedures
              21.19   School-Based Health Centers
              21.20   Federally Qualified Health Centers (FQHCs)
              21.21   Provider Services Function

Section 22    Subcontracts and Provider Agreements
              22.1    Written Subcontracts
              22.2    Permissible Subcontracts
              22.3 Provision of Services Through Provider Agreements 22.4 Approvals
              22.5    Required Components
              22.6    Timely Payment
              22.7    Restrictions on Disclosure
              22.8    Transfer of Liability
              22.9    Termination of Health Care Professional Agreements
              22.10   Health Care Professional Hearings
              22.11   Non-Renewal of Provider Agreements
              22.12   Physician Incentive Plan

Section 23    Fraud and Abuse Prevention Plan

Section 24    Americans With Disabilities Act Compliance Plan

Section 25    Fair Hearings
              25.1    Enrollee Access to Fair Hearing Process
              25.2    Enrollee Rights to a Fair Hearing
              25.3    Contractor Notice to Enrollees
              25.4    Aid Continuing



                                Table of Contents
                                      - 6 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


              25.5    Responsibilities of SDOH
              25.6    Contractor's Obligations

Section 26    External Appeal

              26.1    Basis for External Appeal
              26.2    Eligibility For External Appeal
              26.3    External Appeal Determinations
              26.4    Compliance With External Appeal Laws and Regulations

Section 27    Intermediate Sanctions

Section 28    Environmental Compliance

Section 29    Energy Conservation

Section 30    Independent Capacity of Contractor

Section 31    No Third Party Beneficiaries

Section 32    Indemnification
              32.1    Indemnification by Contractor
              32.2    Indemnification by LDSS

Section 33    Prohibition on Use of Federal Funds for Lobbying
              33.1    Prohibition of Use of Federal Funds for Lobbying
              33.2    Disclosure Form to Report Lobbying

Section 34    Non-Discrimination
              34.1    Equal Access to Benefit Package
              34.2    Non-Discrimination
              34.3    Equal Employment Opportunity
              34.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

Section 35    Compliance with Applicable Laws
              35.1    Contractor and LDSS Compliance With Applicable Laws
              35.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions
              35.3    Certificate of Authority Requirements
              35.4    Notification of Changes In Certificate of Incorporation
              35.5    Contractor's Financial Solvency Requirements
              35.6    Compliance With Care For Maternity Patients
              35.7    Informed Consent Procedures for Hysterectomy and
                      Sterilization



                                Table of Contents
                                      - 7 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT

              35.8     Non-Liability of Enrollees For Contractor's Debts
              35.9     LDSS Compliance With Conflict of Interest Laws
              35.10    Compliance With PHL Regarding External Appeals

Section 36    New York State Standard Contract Clauses

Section 37    Insurance Requirements

Signature Page










                                Table of Contents
                                      - 8 -
                                 October 1, 1999

                      TABLE OF CONTENTS FOR MODEL CONTRACT


                                   APPENDICES

A. New York State Standard Clauses and Local Standard Clauses, if applicable

B.      Certification Regarding Lobbying

C. New York State Department of Health Guidelines for the Provision of Family Planning and Reproductive Health Services

D.      New York State Department of Health Marketing Guidelines

E.      New York State Department of Health Member Handbook Guidelines

F. New York State Department of Health Managed Care Complaint and Appeals Program Guidelines

G. New York State Department of Health Guidelines for the Provision of Emergency Care and Services

H. New York State Department of Health Guidelines for the Processing of Enrollments and Disenrollments

I.      New York State Department of Health Guidelines for Use of Medical
        Residents

J. New York State Department of Health Guidelines of Federal Americans with Disabilities Act

K.      Prepaid Benefit Package Definitions of Covered and Non-Covered Services

L.      Approved Upper Payment Limit and Capitation Payment Rates

M.      Service Area

N.      Contractor-County Specific Agreements

Copies of Appendices will be abailable upon request.




                                Table of Contents
                                      - 9 -
                                 October 1, 1999

1.      DEFINITIONS

        "ALCOHOL AND SUBSTANCE ABUSE SERVICE" means the treatment of addiction to alcohol and/or one or more drugs or the treatment of impairments to normal development or functioning including, but not limited to, social, emotional, familial, educational, vocational or physical impairments due to use of alcohol or drugs.

        "AUTO-ASSIGNMENT" means a process by which an Eligible Person, who is mandated to enroll in managed care, but who has not chosen to enroll within sixty (60) days of receipt of the mandatory notice, is assigned to a MCO contracted with the LDSS as a Medicaid Managed Care Provider in accordance with the auto-assignment algorithm determined by the SDOH.

        "BEHAVIORAL HEALTH SERVICE" means the assessment or treatment of mental and/or alcohol disorders and/or substance abuse disorders.

        "BENEFIT PACKAGE" means the covered services described in Appendix K of this Agreement to be provided to the Enrollee, as Enrollee is hereinafter defined, by or through the Contractor.

        "CAPITATION RATE" means the fixed monthly amount that the Contractor receives for an Enrollee to provide that Enrollee with the Benefit Package.

        "CHILD/TEEN HEALTH PROGRAM" or "C/THP" means the program of early and periodic screening, including inter-periodic, diagnostic and treatment services (EPSDT) that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services are provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The services include administrative services designed to help families obtain services for children including outreach, information, appointment scheduling, administrative case management and transportation assistance, to the extent that transportation is included in the Benefit Package.

        "COURT-ORDERED SERVICES" means those services that the Contractor is required to provide to Enrollees pursuant to orders of courts of competent jurisdiction, provided however, that such ordered services are within the Contractor's Medicaid managed care Benefit Package and reimbursable under Title XIX of the Federal Social Security Act (SSL 364-j(4)(r)).

        "DAYS" means calendar days except as otherwise stated.

        "DISENROLLMENT" means the process by which an Enrollee's membership in the Contractor's plan terminates.



                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 1999
                                       1-1

        "EFFECTIVE DATE OF DISENROLLMENT" means the date on which an Enrollee may no longer receive services from the Contractor, pursuant to Section 6.8(b) and Appendix H of this Agreement.

        "EFFECTIVE DATE OF ENROLLMENT" means the date on which an Enrollee may receive services from the Contractor, pursuant to Section 6.8(b) and Appendix H of this Agreement.

        "ELIGIBLE PERSON" means a person whom the LDSS, state or federal government determines to be eligible for Medicaid and who meets all the other conditions for enrollment in Medicaid managed care as set forth in this Agreement.

        "EMERGENCY MEDICAL CONDITION" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent lay person, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

        "ENROLLEE" means an Eligible Person who, either personally or through an authorized representative, has enrolled (or who has been auto-assigned) in the Contractor's plan pursuant to Section 6 of this Agreement.

        "ENROLLMENT" means the process by which an Enrollee's membership in a Contractor's Plan begins.

        "ENROLLMENT BROKER" means the state and/or county-contracted entity that provides enrollment, education, and outreach services; effectuates enrollments and disenrollments in Medicaid managed care; and provides other contracted services on behalf of the SDOH and the LDSS.

        "FAMILY" means a mother and child(ren), a father and child(ren), a father and mother and child(ren), or a husband and wife residing in the same household or persons included in the same case for purposes of family enrollment in mandatory counties.

        "FISCAL AGENT" means the entity that processes or pays vendor claims on behalf of the Medicaid state agency pursuant to an agreement between the entity and such agency.

        "GUARANTEED ELIGIBILITY" means the period beginning on the Enrollee's Effective Date of Enrollment with the Contractor and ending six (6) months thereafter, during which the Enrollee may be entitled to continued enrollment in the Contractor's plan despite the loss of Medicaid eligibility as set forth in Section 9 of this Agreement.



                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 1999
                                       1-2

        "HEALTH PROVIDER NETWORK" or "HPN" means a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers and the SDOH. HPN functions include: collection of Medicaid complaint and disenrollment information; collection of Medicaid financial reports; collection and reporting of managed care provider networks systems (PNS); and the reporting of Medicaid encounter data systems (MEDS).

        "INSTITUTION FOR MENTAL DISEASE" or "MID" means a hospital, nursing facility, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment or care of persons with mental diseases, including medical attention, nursing care and related services. Whether an institution is an Institution for Mental Disease is determined by its overall character as that of a facility established and maintained primarily for the care and treatment of individuals with mental diseases, whether or not it is licensed as such. An institution f or the mentally retarded is not an Institution for Mental Diseases.

        "LOCAL PUBLIC HEALTH Agency" means ___________________________________.
                                                  Insert Name of Agency

        "LOCK-IN PERIOD" means the period of time during which the Enrollee may not disenroll from the Contractor's plan, unless the Enrollee becomes eligible for an exclusion or an exemption or can demonstrate good cause as established in state law and in 18 NYCRR Section 360-10.13.

        "MANAGED CARE ORGANIZATION" or "MCO" means a health maintenance organization ("HMO "), prepaid health service plan ("PHSP"), or integrated delivery system ("IDS") certified under Article 44 of the New York State P. H. L.

        "MARKETING" means any activity of the Contractor, subcontractor or individuals or entities affiliated with the Contractor by which information about the Contractor is made known to Eligible Persons for the purpose of persuading such persons to enroll with the Contractor.

        "MARKETING Representative" means any individual or entity engaged by the Contractor to market on behalf of the Contractor.

        "MEDICAID MANAGEMENT INFORMATION System" or "MMIS" means the Medical Assistance Information and Payment System of the SDOH.

        "MEDICAL RECORD" means a complete record of care rendered by a provider documenting the care rendered to the Enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, state and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

        "MEDICALLY NECESSARY" means health care and services that are necessary to prevent, diagnose, manage or treat conditions in the person that cause acute suffering, endanger



                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 1999
                                       1-3
        life, result in illness or infirmity, interfere with such person's capacity for normal activity, or threaten some significant handicap.

        "NATIVE AMERICAN" means, for purposes of this contract, a person identified in the Medicaid eligibility system as a Native American.

        "NON-PARTICIPATING PROVIDER" means a provider of medical care and/or services with which the Contractor has no Provider Agreement.

        "PARTICIPATING PROVIDER" means a provider of medical care and/or services that has a Provider Agreement with the Contractor.

        "PHYSICIAN INCENTIVE PLAN" or "PIP" means any compensation arrangement between the Contractor or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid recipients enrolled by the MCO.

        "PREPAID CAPITATION PLAN ROSTER" OR "ROSTER" means the enrollment list generated on a monthly basis by SDOH by which LDSS and Contractor are informed of specifically which recipients the Contractor will be serving for the coming month, subject to any revisions communicated in writing or electronically by SDOH, LDSS, or the Enrollment Broker.

        "PRESUMPTIVE ELIGIBILITY PROVIDER" means a provider designated by the SDOH as qualified to determine the presumptive eligibility for pregnant women to allow them to receive prenatal services immediately. Such providers assist recipients with the completion of the full application for Medicaid and they may be comprehensive Prenatal Care Programs, Local Public Health Agencies, Certified Home Health Agencies, Public Health Nursing Services, Article 28 facilities, and individually licensed physicians and nurse practitioners.

        "PREVENTIVE CARE" means the care or services rendered to avert disease/illness and/or its consequences. There are three levels of preventive care: primary, such as immunizations, aimed at preventing disease; secondary, such as disease screening programs aimed at early detection of disease; and tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than treatment programs.

        "PRIMARY CARE PROVIDER" or "PCP" means a qualified physician, or nurse practitioner or team of no more than four (4) qualified physicians/nurse practitioners which provides all required primary care services contained in the Benefit Package to Enrollees.

        "PROVIDER AGREEMENT" means any written contract between the Contractor and Participating Providers to provide medical care and/or services to Contractor's Enrollees.

        "SCHOOL BASED HEALTH CENTERS" or "SBHC" are SDOH approved centers which provide comprehensive primary and mental health services including health assessments,



                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 1999
                                       1-4
        diagnosis and treatment of acute illnesses, screenings and immunizations, routine management of chronic diseases, healtheducation, mental health counseling and treatment on-site in schools. Services are offered by multi-disciplinary staff from sponsoring Article 28 licensed hospitals and community health centers.

        "SERIOUSLY EMOTIONALLY DISTURBED" or "SED" means, a child through seventeen (17) years of age who has utilized the following during the twelve (12) month period prior to scheduled enrollment:
        - ten (10) or more encounters, including visits to a mental health clinic, psychiatrist or psychologist, and inpatient hospital days relating to a psychiatric diagnosis; or
        - one (1) or more specialty mental health visits (i. e., psychiatric rehabilitation treatment program; day treatment; continuing day treatment; comprehensive case management; partial hospitalization; rehabilitation services provided to residents of Office of Mental Health (OMH) licensed community residences and family-based treatment; and mental health clinics for seriously emotionally disturbed children).

        "SERIOUSLY AND PERSISTENTLY MENTALLY ILL" or "SPMI" means an adult eighteen (18) years or older who has utilized the following during the twelve (12) month period prior to scheduled enrollment:
        - ten (10) or more encounters, including visits to a mental health clinic, psychiatrist or psychologist, and inpatient hospital days relating to a psychiatric diagnosis; or
        - one (1) or more specialty mental health visits (i. e., psychiatric rehabilitation treatment program; day treatment; continuing day treatment; comprehensive case management; partial hospitalization; rehabilitation services provided to residents of OMH licensed community residences and family-based treatment; and mental health clinics for seriously emotionally disturbed children).

        "SUPPLEMENTAL NEWBORN CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the inpatient birthing costs for a newborn enrolled in the plan, limited to those cases in which the plan has evidence of payment to the hospital for the newborn hospital stay.

        "TUBERCULOSIS DIRECTLY OBSERVED THERAPY" or "TB/DOT" means the direct observation of ingestion of oral TB medications to assure patient compliance with the physician's prescribed medication regimen.

        "URGENT MEDICAL CONDITION" means a medical or behavioral condition other than an emergency condition, manifesting itself by acute symptoms of sufficient severity that, in the assessment of a "prudent lay person", possessing an average knowledge of medicine and health, could reasonably be expected to result in serious impairment of bodily functions, serious dysfunction of a bodily organ, body part, or mental ability, or any other condition that would place the health or safety of the Enrollee or another individual in serious jeopardy in the absence of medical or behavioral treatment within twenty-four (24) hours.



                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 1999
                                       1-5

2. AGREEMENT TERM, AMENDMENTS, EXTENSIONS, AND GENERAL CONTRACT ADMINISTRATION PROVISIONS

        2.1     Term

                a) This Agreement is effective October 1, 1999 and shall remain in effect until September 30, 2001 or until the execution of an extension, renewal or successor Agreement approved by the SDOH and the Department of Health and Human Services (DHHS), whichever occurs first.

                b) The parties to this Agreement shall have the option to renew this Agreement for an additional two (2) year term and for a subsequent one (1) year term, subject to the approval of the LDSS, SDOH, DHHS, and any other entities as required by law or regulation.

                c) However, in no event, shall the maximum duration of this Agreement exceed five (5) years.

        2.2     Amendments and Extensions

                a) This Agreement may only be modified in writing. Unless otherwise specified in this Agreement, modifications must be signed by the parties and approved by the SDOH, DHHS, and any other entities as required by law or regulation, prior to the end of the quarter in which the amendment is to be effective.

                b) This Agreement shall not be automatically renewed at its expiration. This Agreement may be extended by written amendment, in accordance with the procedures set forth in this Section.

                c) An extension to this Agreement may be granted for reasons including, but not limited, to the following:

                        i) Negotiations for a successor Agreement will not be completed by the expiration date of the current contract; or

                        ii) The Contractor has submitted a termination notice and transition of Enrollees will not be completed by the expiration date of the current contract.

                d) The parties will submit, to the extent practicable, the proposed signed and dated extensions, including all necessary local government approvals, to SDOH prior to the scheduled expiration date of this Agreement.



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-1

        2.3     Approvals

                This Agreement and any amendments to this Agreement shall not be effective or binding unless and until approved, in writing, by the DHHS, the SDOH and any other entity as required in law and regulation. SDOH will provide a notice of each such approval to the Contractor and the LDSS upon such approval.

        2.4     Entire Agreement

                This Agreement shall supersede all prior Agreements between the Contractor and the LDSS. This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or LDSS pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence to the document elements in the following order:

                        1)      The body of this Agreement;

                        2) The appendices attached to the body of this Agreement;

                        3)      The Contractor's approved:

                                i)      Marketing Plan on file with SDOH and
                                        LDSS

                                ii) Complaint and Appeals Procedure on file with SDOH and LDSS

                                iii) Quality Assurance Plan on file with SDOH and LDSS

                                iv)     Americans with Disabilities Act
                                        Compliance Plan on file with SDOH and
                                        LDSS

                                v) Fraud and Abuse Prevention Plan on file with SDOH and LDSS.

        2.5     Renegotiation

                The parties to this Agreement shall have the right to renegotiate the terms and conditions of this Agreement in the event applicable local, state or federal law, regulations or policy are altered from those existing at the time of this Agreement in order to be in continuous compliance therewith. This Section shall not limit the right of the parties to this Agreement from renegotiating or amending other terms and conditions of this agreement. Such changes shall only be made with the consent of the parties and the prior approval of the SDOH and the DHHS.



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-2

        2.6     Assignment and Subcontracting

                a) The Contractor shall not, without LDSS and SDOH's prior written consent, assign, transfer, convey, sublet, or otherwise dispose of this Agreement; of the Contractor's right, title, interest, obligations, or duties under the Agreement; of the Contractor's power to execute the Agreement; or, by power of attorney or otherwise, of any of the Contractor's rights to receive monies due or to become due under this Agreement. Any assignment, transfer, conveyance, sublease, or other disposition without LDSS and SDOH's consent shall be void.

                b) Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement, as set forth in Section 22 of this Agreement. The Contractor may subcontract for provider services and management services including, but not limited to, marketing, quality assurance and utilization review activities and such other services as are acceptable to LDSS. If such written agreement would be between Contractor and a provider of health care or ancillary health services or between Contractor and an independent practice association, the agreement must be in a form previously approved by SDOH. If such subcontract is for management services under 10 NYCRR '98.11, it must be approved by SDOH prior to its becoming effective. Other such subcontracts are subject to the prior approval of the LDSS unless prior approval is waived by the LDSS. Any subcontract entered into by Contractor shall fulfill the requirements of 42 CFR Parts 434 and 438 that are appropriate to the service or activity delegated under such subcontract. Contractor agrees that it shall remain legally responsible to LDSS for carrying out all activities under this Agreement and that no subcontract shall limit or terminate Contractor's responsibility.

                [ ] The LDSS has elected to waive prior approval of subcontracts not related to provider services and management services.

                OR

                [ ]     The LDSS has elected to prior approve all subcontracts.

        2.7     Termination

                a)      LDSS Initiated Termination of Contract

                        i) LDSS shall have the right to terminate this Agreement, in whole or in part if the
                                Contractor:

                                A)      takes any action that threatens the
                                        health, safety, or welfare of its
                                        Enrollees;



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-3

                                B) has engaged in an unacceptable practice under 18 NYCRR, Part 515, that affects the fiscal integrity of the Medicaid program;

                                C)      has its Certificate of Authority
                                        suspended, limited or revoked by SDOH;

                                D)      materially breaches the Agreement or
                                        fails to comply with any term or
                                        condition of this Agreement that is not
                                        cured within twenty (20) days, or to
                                        such longer period as the parties may
                                        agree, of LDSS's written request for
                                        compliance;

                                E)      becomes insolvent;

                                F) brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under Title 11 of the
                                        U. S. Code (the Bankruptcy Code);

                                G) changes the provider net work, such that Enrollees access to the Contractor's services is no longer consistent with the standards set forth in Sections 15, 21 and 22 and Appendix I of this Agreement; or

                                H)      knowingly has a director, officer,
                                        partner or person owning or controlling
                                        more than five percent (5%) of the
                                        Contractor's equity, or h as a n
                                        employment, consulting, or other
                                        agreement with such a person for the
                                        provision of items and/or services that
                                        are significant to the Contractor's
                                        contractual obligation who has been
                                        debarred or suspended by the federal,
                                        state or local government, or other wise excluded from participating in procurement activities.

                        ii) The LDDSs will notify the Contractor of its intent to terminate this Agreement for the Contractors failure to meet the requirements of this Agreement and provide Contractor with a hearing prior to the termination.

                        iii) If SDOH suspends, limits or revokes Contractors Certificate of Authority under P. H. L. '4404, this Agreement shall expire on the date the Contractor ceases to have authority to serve the geographic area of the LDSS. No hearing will be required if the contract expires due to SDOH suspension, limitation or revocation of the Contractors Certificate of Authority.

                        iv) Prior to the effective date of the termination the LDSS shall notify Enrollees of the termination, or delegate responsibility for such notification to the Contractor, and such notice shall include a statement that Enrollees may disenroll immediately without cause.

                b)      Contractor and LDSS Initiated Termination



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-4

                        The Contractor and the LDSS each shall have the right to terminate this Agreement in the event that SDOH and the Contractor fail to reach agreement on the monthly Capitation Rates. In such event, the party exercising its right shall give the other party, LDSS, and SDOH written notice specifying the reason for and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service payment mechanism or transfer to another MCO, as determined by LDSS, but no more than ninety (90) days.

                c)      Contractor Initiated Termination

                        i) The Contractor shall have the right to terminate this Agreement in the event that LDSS materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or to such longer period as the parties may agree, of the Contractor's written request for compliance. The Contractor shall give LDSS written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service payment mechanism or transfer to another managed care program, as determined by LDSS, but no more than ninety (90) days.

                        ii) The Contractor shall have the right to terminate this Agreement in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH or LDSS. In such event, Contractor shall give LDSS and SDOH written notice within thirty (30) days of notification of changes to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service program or transfer to another MCO, as determined by the LDSS, but no more than ninety (90) days.

                        iii) The Contractor shall also have the right to terminate this Agreement if the Contractor is unable to provide services pursuant to this Agreement because of a natural disaster and/or an act of God to such a degree that Enrollees cannot obtain reasonable access to services within the Contractor's organization, and, after diligent efforts, the Contractor cannot make other provisions for the delivery of such services. The Contractor shall give LDSS written notice of any such termination that specifies:

                                A)      the reason for the termination, with
                                        appropriate documentation of the
                                        circumstances arising from a natural
                                        disaster and/or an act of God that
                                        preclude reasonable access to services;



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-5

                                B) the Contractor's attempts to make other provision for the delivery of services; and

                                C) the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of Enrollees to the Medicaid fee-for-service payment mechanism or transfer to another MCO, as determined by LDSS, but no more than ninety
                                        (90)days.

                d)      Termination Due To Loss of Funding

                        In the event that State and/or Federal funding used to pay for services under this Agreement is reduced so that payments cannot be made in full, this Agreement shall automatically terminate, unless both parties agree to a modification of the obligations under this Agreement. The effective date of such termination shall be ninety
                        (90) days after the Contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case LDSS shall give the Contractor written notice of the earlier date upon which the Agreement shall terminate. A reduction in State and/or Federal funding cannot reduce monies due and owing to the Contractor on or before the effective date of the termination of the Agreement.

        2.8     Close-Out Procedures

                Upon termination or expiration of this Agreement and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with LDSS and that the LDSS, and the SDOH have approved. The close-out procedures shall include the following:

                a) The Contractor shall promptly account for and repay funds advanced by SDOH for coverage of Enrollees for periods subsequent to the effective date of termination;

                b) The Contractor shall give LDSS, SDOH, and other authorized federal, state or local agencies access to all books, records, and other documents and upon request, portions of such books, records, or documents that may be required by such agencies pursuant to the terms of this Agreement;

                c) The Contractor shall submit to LDSS, SDOH, and other authorized federal, state or local agencies, within ninety (90) days of termination, a final financial statement and audit report relating to this Agreement, made by a certified public accountant or a licensed public accountant, unless the Contractor requests of LDSS and receives written approval from LDSS, SDOH and all other governmental agencies from which approval is required, for an extension of time for this submission;



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-6

                d) The Contractor shall furnish to SDOH immediately upon receipt all information related to any request for reimbursement of any medical claims that result from services delivered after the date of termination of this Agreement;

                e) The Contractor shall establish an appropriate plan acceptable to and prior approved by the LDSS and SDOH for the orderly disenrollment of Enrollees to the Medicaid fee-for-service program or enrollment into another MCO. This plan shall include the provision of pertinent information to identified Enrollees who are: pregnant; currently receiving treatment for a chronic or life threatening condition; prior approved for services or surgery; or whose care is being monitored by a case manager to assist them in making decisions which will promote continuity of care.

                f) The Contractor shall allow an Enrollee to continue treatment with a Participating Provider if the Enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post-partum are directly related to the delivery; only if a participating provider is willing to:

                        i) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services;

                        ii) adhere to the Contractor's quality assurance requirements and agree to provide to the Contractor necessary medical information related to such care; and

                        iii) otherwise adhere to the Contractor's policies and procedures including, but not limited to, procedures regarding referrals and obtaining preauthorization in a treatment plan approved by the Contractor;

                g) SDOH shall promptly pay all claims and amounts owed to the Contractor;

                h) Any termination of this Agreement by either the Contractor or LDSS shall be done by amendment to this Agreement, unless the contract is terminated by the LDSS due to conditions in Section 2.7 a.(i) or Appendix A of this Agreement.

        2.9     Rights and Remedies

                The rights and remedies of LDSS and the Contractor provided expressly in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.



                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-7

        2.10    Notices

                All notices to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the Contractor, LDSS, and the SDOH at the following addresses:

                For LDSS:

                ----------------------------------

                ----------------------------------

                ----------------------------------

                ----------------------------------
                [Insert Name and Address]

                For SDOH:
                New York State Department of Health
                Empire State Plaza
                Corning Tower, Rm. 2074
                Albany, NY 12237-0065

                For the Contractor:

                --------------------------------

                --------------------------------

                --------------------------------

                --------------------------------
                [Insert Name and Address]

        2.11    Severability

                If this Agreement contains any unlawful provision that is not an essential part of this Agreement and that was not a controlling or material inducement to enter into this Agreement, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from this Agreement without affecting the binding force of the remainder of this Agreement.




                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 1999
                                       2-8

3.      COMPENSATION

        3.1     Capitation Payments

                Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee and the Supplemental Newborn Capitation Payment where applicable.

                a) In no event shall monthly capitation payments to the Contractor for the Benefit Package exceed the cost of providing the Benefit Package on a fee-for-service basis to an actuarially equivalent, non-enrolled population group Upper Payment Limit (UPL) as determined by SDOH.

                b) The monthly Capitation Rates are attached hereto as Appendix L and shall be deemed incorporated into this Agreement without further action by the parties.

                c) The monthly capitation payments and the Supplemental Newborn Capitation Payment to the Contractor shall constitute full and complete payments to the Contractor for all services that the Contractor provides pursuant to this Agreement subject to stop-loss provisions set forth in Section 3.10 and 3.11 of this Agreement.

                d) Capitation Rates shall be effective for the entire contract period, except as described in Section 3.2.

        3.2     Modification of Rates During Contract Period

                a) Any technical modification to Capitation Rates during the term of the Agreement as agreed to by the Contractor, including but not limited to, changes in reinsurance or the Benefit Package, shall be deemed incorporated into this Agreement without further action by the parties, upon approval by SDOH, and upon written notice by SDOH to the LDSS.

                b) Any other modification to Capitation Rates, as agreed to by SDOH and the Contractor, during the term of the Agreement shall be deemed incorporated into this Agreement without further action by the parties upon approval of such modifications by the SDOH and the State Division of the Budget, and upon written notice by SDOH to the LDSS.

                c) In the event that SDOH and the Contractor fail to reach agreement on modifications to the monthly Capitation Rates, the SDOH will provide formal written notice to the Contractor and LDSS of the amount and effective date of the modified Capitation Rates approved by the State Division of the Budget. The Contractor shall have the option of terminating this Agreement if such



                                    SECTION 3
                                  COMPENSATION
                                 October 1, 1999
                                       3-1
                        approved modified Capitation Rates are not acceptable. In such case, the Contractor shall give written notice to the SDOH and the LDSS within thirty (30) days of the d ate of the formal written notice of the modified Capitation Rates from SDOH specifying the reasons for and effective date of termination. The effective date of termination shall be ninety (90) days from the date of the Contractor's written notice, unless the SDOH determines that an orderly disenrollment to Medicaid fee-for-service or transfer to another MCO can be accomplished in fewer days. During the period commencing with the effective date of the SDOH modified Capitation Rates through the effective date of termination of the Agreement, the Contractor shall have the option of continuing to receive capitation payments at the expired Capitation Rates or at the modified Capitation Rates approved by SDOH and State Division of the Budget for the rate period.

                        If the Contractor fails to exercise its right to terminate in accordance with this Section, then the modified Capitation Rates approved by SDOH and the State Division of the Bud get shall be deemed incorporated into this Agreement without further action by the parties as of the effective date of the modified Capitation Rates as established by SDOH and approved by State Division of the Budget.

        3.3     Rate Setting Methodology

                Capitation Rates are determined using a prospective methodology whereby cost, utilization and other rate-setting data available for the time period prior to the time period covered by the rates are used to establish premiums. Capitation rates will not be retroactively adjusted to reflect actual fee-for-service data or plan experience for the time period covered by the rates.

        3.4     Payment of Capitation

                a) The monthly Capitation payments for each Enrollee are due to the Contractor from the Effective D ate of Enrollment until the Effective Date of Disenrollment of the Enrollee or termination of this Agreement, which ever occurs first. The Contractor shall receive a full month's capitation payment for the month in which disenrollment occurs. The Roster generated by SDOH with any modification communicated electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated, shall be the enrollment list for purposes of MMIS premium billing and payment, as discussed in Section 6.9 and Appendix H.

                b) Upon receipt by the Fiscal Agent of a properly completed claim for monthly capitation payments submitted by the Contractor pursuant to this Agreement, the Fiscal Agent will promptly process such claim for payment through MMIS and use its best efforts to complete such processing within thirty (30) business



                                    SECTION 3
                                  COMPENSATION
                                 October 1, 1999
                                       3-2
                        days from date of receipt of the claim by the Fiscal Agent. Processing of Contractor claims shall be in compliance with the requirements of 42 CF R 447.45. The Fiscal Agent will also use its best efforts to resolve any billing problem relating to the Contractor's claims as soon as possible. In accordance with Section 41 of the State Finance Law, the State and LDSS shall have no liability under this Agreement to the Contractor or anyone else beyond funds appropriated and available for payment of Medical Assistance care, services and supplies.

        3.5     Denial of Capitation Payments

                If the Health Care Financing Administration (HCFA) denies payment for new Enrollees, as authorized by Social Security Act
                (SSA) '1903(m)(5)and 42 CFR ' 434.67, or such other applicable federal statutes or regulations, based upon a determination that Contractor failed substantially to provide medically necessary items and services, imposed premium amounts or charges in excess of permitted payments, engaged in discriminatory practices as
                described in SSA         ' 1932(e)(1)(A)(iii), misrepresented or
                falsified information submitted to HCFA, SDOH, LDSS, the Enrollment Broker, or an Enrollee, potential Enrollee, or health care provider, or failed to comply with federal requirements (i.
                e. 42 CFR          ' 417.479 and 42 CFR '434.70) relating to the
                Physician Incentive Plans, SDOH and LDSS will deny capitation payments to the Contractor for the same Enrollees for the period of time for which HCFA denies such payment.

        3.6     SDOH Right to Recover Premiums

                The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for Enrollees listed on the monthly Roster who are later determined f or the entire applicable payment month, to have been in an institution; to have been incarcerated; to have moved out of the Contractor's service area subject to any time remaining in the Enrollee's Guaranteed Eligibility period; or to have died. In any event, the State may only recover premiums paid for Medicaid Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of medical services for any portion of the payment period.

        3.7     Third Party Health Insurance Determination

                The Contractor and the LDSS will make diligent efforts to determine whether Enrollees have third party health insurance
                (TPHI). The LDSS shall use its best efforts to maintain third party information on the WMS/MMIS Third Party Resource System. The Contractor shall make good faith efforts to coordinate benefits with and collect TPHI recoveries from other insurers, and must inform the LDSS of any known changes in status of TPHI insurance eligibility within thirty (30) days of learning of a change in TPHI. The Contractor may use the Roster as



                                    SECTION 3
                                  COMPENSATION
                                 October 1, 1999
                                       3-3
                one method to determine TPHI information. The Contractor will be permitted to retain 100 per cent of any reimbursement for Benefit Package services obtained from TPHI. Capitation Rates are net of TPHI recoveries. In no instances may an Enrollee be held responsible for disputes over these recoveries.

        3.8     Payment For Newborns

                a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with the Enrollee's newborn, unless the child is excluded from Medicaid Managed Care.

                b) The Contractor shall receive a capitation payment from the first day of the newborn's month of birth and, in instances where the plan pays the hospital for the newborn hospital stay, a Supplemental Newborn Capitation Payment.

                c) Capitation Rate and Supplemental Newborn Capitation Payment for a newborn will beg in the month following certification of the newborn's eligibility and enrollment, retroactive to the first day of the month in which the child was born.

                d) The Contractor must maintain on file evidence of payment to the hospital of the inpatient claim f or the newborn hospital stay to be eligible to receive a Supplemental Newborn Capitation Payment. Failure to have supporting records may, upon an audit, result in recoupment of the supplemental newborn payment by SDOH.

        3.9     Contractor Financial Liability

                Contractor shall not be financially liable for any services rendered to an Enrollee prior to his or her Effective Date of Enrollment in the Contractor's plan.

        3.10    Inpatient Hospital Stop-Loss Insurance

                The Contractor must obtain stop-loss coverage for inpatient hospital services. A Contractor may elect to purchase stop-loss cove rage from New York State. In such cases, the Capitation Rates paid to the Contractor shall be adjusted to reflect the cost of such stop-loss coverage. The cost of such coverage shall be determined by SDOH.

                Under NYS stop-loss coverage, if the hospital inpatient expenses incurred by the Contractor for an individual Enrollee during any calendar year reaches $50,000, the Contractor shall be compensated for 80% of the cost of hospital inpatient services in excess of this amount up to a maximum of $250,000. Above that amount, the Contractor will be compensated for 100% of cost. All compensation shall be based on the lower of the Contractor's negotiated hospital rate or Medicaid rates of payment.



                                    SECTION 3
                                  COMPENSATION
                                 October 1, 1999
                                       3-4

                [ ] The Contractor has elected to have NYS provide stop-loss reinsurance.

                OR

                [ ] Contractor has not elected to have NYS provide stop-loss reinsurance.

        3.11    Mental Health and Alcohol/Substance Abuse Stop-Loss

                a) The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable mental health treatment outpatient visits in excess of twenty (20) visits during any calendar year at rates set forth in contracted fee schedules. Any Court Ordered Services for mental health treatment outpatient visits which specify the use of Non Participating Providers shall be compensated at the Medicaid rate of payment.

                b) The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable alcohol and substance abuse treatment outpatient visits in excess of sixty (60) visits during a calendar year at rates set forth in contracted fee schedules. Any Court Ordered Services for alcohol and substance abuse treatment outpatient visits, which specify the use of Non-Participating Providers, shall be compensated at the Medicaid rate of payment.

                c) The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable inpatient mental health services and/or inpatient alcohol and substance abuse treatment services as defined in Appendix K in excess of a combined total of thirty (30) days during a calendar year at the lower of the Contractor's negotiated inpatient rate or Medicaid rate of payment. The stop-loss insurance does not apply to inpatient detoxification services provided in Article 28 hospitals.

        3.12    Enrollment Limitations

                a) For purposes of this Agreement, enrollment shall not exceed _________ Medicaid recipients. The upper limit may be modified by mutual written agreement of the Contractor, the LDSS, the SDOH and DHHS or HCFA.

                b) LDSS shall have the right, upon consultation with and notice to the SDOH, to limit, suspend, or terminate enrollment activities by the Contractor and/or enrollment into the Contractor's plan upon ten (10) days written notice to the Contractor, specifying the actions contemplated and



                                    SECTION 3
                                  COMPENSATION
                                 October 1, 1999
                                       3-5
                the reason(s) for such action(s). Nothing in this paragraph limits other remedies available to the LDSS under this Agreement.

        3.13    Tracking Visits Provided by Indian Health Clinics

                The SDOH shall monitor all visits provided by tribal or Indian health clinics or urban Indian health facilities or centers to enrolled Native Americans, so that the SDOH can reconcile payment made for those services, should it be deemed necessary to do so.










                                    SECTION 3
                                  COMPENSATION
                                 October 1, 1999
                                       3-6

4.      SERVICE AREA

        The Service Area described in Appendix M of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein, is the specific geographic area within which Eligible Persons must reside to enroll in the Contractor's plan.















                                    SECTION 4
                                 (SERVICE AREA)
                                 October 1, 1999
                                       4-1

5.      ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS

        5.1     Eligible Populations

                a) Except as specified in Section 5.1(b) and 5.3 be low, all persons in the following Medicaid-eligible beneficiary categories who reside in the service area shall be eligible for enrollment in the Contractor's plan:

                        i) Singles/Childless Couples -Cash and Medicaid only

                        ii) Low Income Families with Children -Cash and Medicaid only

                        iii) Aid to Families with Dependent Children -Medicaid only

                        iv) Pregnant women whose net available income is at or below one hundred and eighty-five percent (185 %) of the federal poverty level for the applicable household size.

                        v) Children aged one (1) year or below whose family's net available income is at or below one hundred and eighty-five percent (185%) of the federal poverty level for the applicable household size.

                        vi) Children between ages one (1) and five (5), whose family's net available income is at or below one hundred and thirty-three percent (133%) of the federal poverty level for the applicable household size.

                        vii) Children six (6) to nine teen (19), whose family's net available income is at or below one hundred percent (100%) of the federal poverty level for the applicable household size.

                        viii)   Transitional Medical Assistance Beneficiaries

                        ix) Supplemental Security Income (cash) and Supplemental Security Income Related (Medicaid only).

                b) All Medicaid eligible individuals in the following categories may be eligible for enrollment in the Contractor 's plan at the LDSS' option, as indicated by an X below.

                        i)      Foster care children in the direct care of LDSS.

                                YES______             NO_______

                        ii) Homeless persons living in shelters outside of New York City may be eligible for enrollment if so determined by the LDSS.

                                YES______             NO_______

        5.2     Exempt Populations

                The following populations are exempt from mandatory enrollment in Medicaid managed care, but may enroll on a voluntary basis, if otherwise eligible.



                                   Section 5
                  (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                October 1, 1999
                                      5-1

a)              Individuals who are HIV+ or have AIDS.

        b) Individuals who are Seriously and Persistently Mentally Ill or Seriously Emotionally Disturbed.

        c) Individuals for whom a Man aged Care Provider is not geographically accessible so as to reasonably provide services. To qualify for this exemption, an individual must demonstrate that no participating MCO has a provider located within thirty
                (30) minute s travel time /thirty (30) mile s travel distance from the individual's home, who is accepting new patients, and that there is a fee-for-service Medicaid provider available within the thirty (30) minutes travel time /thirty (30) miles travel distance.

        d) Pregnant women who are already receiving prenatal care from a provider authorized to provide such care not participating in any Medicaid managed care plan. This status will last through a woman's pregnancy, extend through the sixty (60) day post-partum period and end at the end of the month in which the sixtieth
                (60th) day occurs.

        e) Individuals with a chronic medical condition who, for at least six (6) months, have been under active treatment with a non-participating sub-specialist physician who is not a network provider for any MCO participating in the Medicaid managed care program service area. This status will last as long as the individual's chronic medical condition exists or until the physician joins a participating MCO's network. The SDOH 's Office of Managed Care, Medical Director will, upon the request of an individual or his/her guardian or legally authorized representative (health care agent authorized through a health care proxy), review cases of individuals with unusually severe chronic care needs for a possible exemption from mandatory enrollment in managed care if such individuals are not otherwise eligible for an exemption (i. e., meet one of the seventeen (17) criteria listed here). The SDOH's OMC Medical Director may also authorize a plan disenrollment for such individuals. Diserollment requests should be made in a manner consistent with the over all disenrollment request process for "good cause" disenrollment.

        f)      Individuals with End Stage Renal Disease (ESRD).

        g) Individuals who are residents of Intermediate Care Facilities for the Mentally Retarded ("ICF/MR").

        h) Individuals with characteristics and needs similar to those who are residents of ICF/MRs based on criteria cooperatively established by the State Office of Mental Retardation and Developmental Disabilities (OMRDD) and the SDOH.

        i) Individuals already scheduled for a major surgical procedure (within thirty (30) days of scheduled enrollment) with a provider who is not a participant in the



                                    Section 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 October 1, 1999
                                       5-2
                        network of a Medicaid MCO under contract with the LDSS. This exemption will only apply until such time as the individual's course of treatment is complete.

                j) Individuals with a developmental or physical disability who receive services through a Medicaid Home-and-Community-Based Services Waiver or Medicaid Model Waiver (care-at-home) through a Section 1915c waiver, or individuals having characteristics and needs similar to such individuals (including individuals on the waiting list), based on criteria cooperatively established by OMRDD and SDOH.

                k) Individuals who are residents of Alcohol and Substance Abuse Long Term Residential Treatment Programs.

                l) In New York City, individuals who are homeless and do not reside in a Department of Homeless Services (DHS) shelter are exempt. Homeless individuals residing in a NYC DHS shelter and already enrolled in a plan at the time they enter the shelter may choose to remain enrolled. In areas outside of NYC, exemption of homeless individuals residing in the shelter system is at the discretion of the LDSS -see Section 5.1b.

                m)      Native Americans

                n) Individuals who cannot be served by a managed care provider due to a language barrier which exists when the individual is not capable of effectively communicating his or her medical needs in English or in a secondary language for which PCPs are available within the Medicaid managed care pro gram. Individuals with a language barrier will be deemed able to be served if they have a choice of three (3) PCPs, at least one (1) of which is able to communicate in the primary language of the eligible individual or has a person on his/her staff capable of translating medical terminology, and the other two (2) PCPs have access to Language Line Services as an alternative to communicating directly with the eligible individual in his/her language. Individuals will be eligible for an exemption when:

                I) The individual has a relationship with a primary care provider who:
                        A) has the language capability to serve the individual;
                        B) does not participate in any of the Medicaid managed care plans within a thirty (30) minute /thirty (30) mile radius of the eligible individual's residence; OR

                ii)     The three following circumstances exist:
                        A) neither a fee-for-service provider nor the above described three (3) participating PCPs are available within the thirty (30) minute /thirty
                                (30) mile radius; and

                                    Section 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 October 1, 1999
                                       5-3

                        B) a fee-for-service provider with the language capability to serve the individual is available outside the thirty (30) minute/thirty (30) mile radius; and
                        C) the above described three (3) participating PCPs are not available outside the thirty (30) minute/thirty (30) mile radius.

                o) Individuals temporarily residing out of district, (e. g., college students) will be exempt until the last day of the month in which the purpose of the absence is accomplished. The definition of temporary absence is set forth in Social Services regulations 18 NYCRR Section 360-1.4 (p).

                p) SST and SS I-related beneficiaries are considered exempt and may enroll on a voluntary basis.

        5.3     Excluded Populations

                The following populations are ineligible for enrollment in Medicaid managed care.

                a)      Individuals who are Dually Eligible for
                        Medicare/Medicaid.

                b) Individuals who become eligible for Medicaid only after spending down a portion of their income (Spend-down).

                c) Individuals who are residents of State-operated psychiatric facilities or residential treatment facilities for children and youth.

                d) Individuals who are residents of Residential Health Care Facilities ("RHCF") at the time of enrollment and individuals who enter a RHCF subsequent to enrollment, except for short term rehabilitative stays anticipated to be no greater than thirty (30) days.

                e) Individuals enrolled in managed long term care demonstrations authorized under Article 4403-f of the New York State P. H. L.

                f) Medicaid-eligible infants living with incarcerated mothers.

                g) Infants weighing less than 1200 grams at birth and other infants under six (6) months of age who meet the criteria for the SSI or SSI related category (shall not be enrolled or shall be disenrolled retroactive to date of birth).

                h) Individuals with access to comprehensive private health care coverage including those already enrolled in an MCO. Such health care coverage, purchased either partially or in full, by or on behalf of the individual, must be determined to be cost effective by the local social services district.


                                    Section 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 October 1, 1999
                                       5-4

                i)      Foster children in the placement of a voluntary agency.

                j) Certified blind or disabled children living or expected to b e living separate and apart from the parent for thirty (30) days or more.

                k) Individuals expected to be eligible for Medicaid for less than six (6) months, except for pregnant women (e. g., seasonal agricultural workers).

                l) Foster children in direct care (unless LDSS opts to enroll them see Section 5.1(b)).

                m) Homeless individuals residing in a NYCDHS shelter and not enrolled in a Managed Care plan at the time they enter the shelter.

                n) Individuals in receipt of institutional long-term care services through Long Term Home Health Care programs, or Child Care Facilities (except ICF services for the Developmentally Disabled).

                o) Individuals eligible for Medical assistance benefits only with respect to TB related services.

                p) Individuals placed in State Office of Mental Health licensed family care homes pursuant to NYS Mental Hygiene Law, Section 31.03.

                q)      Individuals enrolled in the Restricted Recipient
                        Program.

                r) Individuals with a "County of Fiscal Responsibility" code of 99.

                s) Individuals admitted to a Hospice program a t the time of enrollment (if an Enrollee enters a Hospice program while enrolled in the Contractor's plan, he/she may remain enrolled in the Contractor's plan to maintain continuity of care with his/her PCP). Hospice services are accessed through the fee-for-service Medicaid Program.

                t) Individuals with a "County of Fiscal Responsibility" code of 97 (OMH in MMIS) or 98 (OMRDD in MMIS).


        5.4     Family Enrollment

Upon implementation of the 1115 waiver in a county, the Contractor agrees that members of the same family (defined as mother and her child(ren), father and his child(ren), a husband, wife and child(ren) or a husband and wife residing in the same household, or persons included in the same case) will be required to enroll in the same health plan, in accordance with Section 6.6 of this Agreement.


                                    Section 5
                   (ELIGIBLE, EXEMPT AND EXCLUDED POPULATIONS)
                                 October 1, 1999
                                       5-5

6.      ENROLLMENT

        6.1     Enrollment Guidelines

                a) The LDSS may employ a variety of methods and programs for enrollment of Eligible Persons including, but not limited to enrollment assisted by the Contractor, enrollment assisted by an Enrollment Broker, enrollment by LDSS, or a combination of such. The policies and procedural guidelines which will be used for enrollment a reset forth in Appendix H, which is hereby made a part of this Agreement as if set forth fully herein.

                b) The LDSS and the Contractor agree to conduct enrollment of eligible individuals in accordance with the guidelines set forth in Appendix H.

                c) The SDOH and LDSS, upon mutual agreement, may make modifications to the guidelines set forth in Appendix H. The parties further acknowledge that such modifications shall be effective and made a part of t his Agreement without further action by the parties upon sixty (60) days written notice to the LDSS and the Contractor.

        6.2     Equality of Access to Enrollment

                Eligible Person's shall be enrolled in the Contractor's plan, in accordance with the requirements set forth in Appendix H, Section A. In those instances in which the Contractor is directly involved in enrolling eligible recipients, the Contractor shall accept enrollments in the order they are received without regard to the Eligible Person's age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services or to the Capitation Rate that the Contractor will receive for such Eligible Person.

        6.3     Enrollment Decisions

                An Eligible Person's decision to enroll in the Contractor's plan shall be voluntary except as otherwise provided in Section 6.4 of the Agreement.

        6.4     Auto Assignment

                Upon implementation of the 1115 Waiver, or other applicable waivers of federal requirements, an Eligible Person whose enrollment in a MCO is mandatory and who fails to select a MCO within sixty (60) days of receipt of notice of mandatory enrollment may be assigned by the LDSS to the Contractor's plan pursuant to NYS Social Services Law Section 364-j and in accordance with Appendix H.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 1999
                                       6-1

        6.5     Prohibition Against Conditions on Enrollment

                Unless otherwise required by law or this agreement, neither the Contractor nor LDSS shall condition any Eligible Person's enrollment upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid benefits.

        6.6     Family Enrollment

                a) Upon implementation of the 1115 Waiver, all eligible members of the Eligible Person's Family shall be enrolled into the same plan.

b)              Upon implementation of the 1115 Waiver, the LDSS must inform
                        Enrollees who have Family members enrolled in other MCOs that if anyone in the Family wishes to change plans, all members of the Family must enroll together in the newly-selected plan. The LDSS shall also notify the Enrollee that all members of the Family will be required to enroll together in a single MCO at the time of their next recertification for Medicaid eligibility unless waiver of this requirement is approved by the LDSS.

                c) Notwithstanding the foregoing, the LDSS may, on a case-by-case basis, approve enrollment of Family member(s) of an Enrollee in another MCO if one or more members of the Family are receiving prenatal care and/or continuing care for a complex/chronic medical condition from Non Participating Providers.

        6.7     Newborn Enrollment

a)              All newborn children not in an excluded category shall be
                        enrolled in the MCO of the mother, effective from the first day of the child's month of birth.

                b) In addition to the responsibilities set forth in Appendix H, the Contractor is responsible for doing all of the following with respect to newborns:

                        i) Coordinating with the LDSS the efforts to ensure that all newborns are enrolled in the managed care plan;

                        ii) Issuing a letter informing parent(s) about newborn child's enrollment or a member identification card within 14 days of the date on which the Contractor becomes aware of the birth;

                        iii) Assuring that enrolled pregnant women select a PCP for an infant prior to


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 1999
                                       6-2
                                birth and the mother to make an appointment with the PCP immediately upon birth; and
                        iv) Ensuring that the newborn is linked with a PCP prior to discharge from the hospital, in those instances in which the Contractor has received appropriate notification of the birth prior to discharge.

                c) The LDSS shall be responsible for ensuring that timely Medicaid Eligibility determination and enrollment of the newborns is effected consistent with state laws, regulations, and policy and with the newborn enrollment guidelines set forth in Appendix H, Section B of this Agreement.

        6.8     Effective Date of Enrollment

                a) The Contractor and the LDSS must notify the Enrollee of the expected Effective Date of Enrollment. This may be accomplished through a "Welcome Letter". To the extent practicable, such notification must precede the Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment changes, the Contractor and the LDSS must notify the Enrollee of the change.

                b) As of the Effective Date of Enrollment, and until the Effective Date of Disenrollment from the Contractor's plan, the Contractor shall be responsible for the provision and cost of all care and services covered by the Benefit Package and provided to Enrollees whose names appear on the Prepaid Capitation Plan Roster, except as hereinafter provided.

i)                      Contractor shall not be liable for the cost of any
                                services rendered to an Enrollee prior to his or her Effective Date of Enrollment.
ii)                     Contractor shall not be liable for the cost of
                                hospitalization for an Eligible Person, who is hospitalized after completing and submitting an enrollment form to enroll in the Contractor's plan, and who remains hospitalized on or after the Effective Date of Enrollment.
                        iii) Except for newborns, an Enrollee's Effective Date of Enrollment shall be the first day of the month on which the Enrollee's name appears on the PCP roster for that month.

        6.9     Roster

a)              The first and second monthly Rosters generated by SDOH in
                        combination shall serve as the official Contractor enrollment list for purposes of MMIS premium billing and payment, subject to on going eligibility of the Enrollees as of the first (1st) day of the enrollment month. Modifications to the first (1st) Roster may be made electronically or in writing by the LDSS


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 1999
                                       6-3
                        or the Enrollment Broker prior to the end of the month in which the Roster is generated.

                b) The LDSS shall make data on eligibility determinations available to the Contractor and SDOH to resolve discrepancies that may arise between the Roster and the Contractor's enrollment files in accordance with the provisions in Appendix H, Section D.

c)              If LDSS or Enrollment Broker notifies the Contractor in writing or electronically of changes in the first (1st ) Roster and provides supporting information as necessary prior to the effective date of the Roster, the Contractor will accept that notification in the same manner as the Roster. If the Contractor does not receive the Roster before the last business day of the month prior to the Roster effective date, the Contractor shall receive the applicable monthly Capitation Rate for any individual who is no longer on the Roster, was eligible the prior month, and is inadvertently served by the Contractor before receipt of the Roster.

                d) All Contractors must have the ability to receive these Rosters electronically.


        6.10    Automatic Re-Enrollment

                The Contractor agrees that Eligible Persons who are disenrolled from the Contractor's plan due to loss of Medicaid eligibility and who regain eligibility within three (3) months will automatically be prospectively re-enrolled with the Contractor's plan, subject to availability of enrollment capacity in the plan.








                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 1999
                                       6-4

7.      LOCK-IN PROVISIONS

        7.1     Lock-In Provisions in Voluntary Counties

                All Enrollees in local social service districts where enrollment in managed care is voluntary shall be subject to a Lock-In Period under this Agreement if so required by the LDSS as indicated by an x below:

                [ ] Enrollees are subject to a twelve (12) month Lock-In Period following the Effective Date of Enrollment in the Contractor's plan with an initial ninety (90) day grace period to disenroll from the Contractor's plan without cause.

                [ ]     Enrollees are not subject to a Lock-In Period.

        7.2     Lock-In Provisions in Mandatory Counties

                All Enrollees in local social service districts, except New York City, where enrollment in managed care is mandatory, are subject to a twelve (12) month Lock-In period following the Effective Date of Enrollment in the Contractor's plan, with an initial thirty (30) day Grace period in which to disenroll from the Contractor's plan without cause, or a sixty (60) day grace period in which to disenroll from the Contractor's plan without cause, if the Enrollee was auto assigned by the LDSS to the Contractor's plan.

        7.3     Lock-In Provisions in New York City

                All Enrollees residing in New York City are subject to a twelve
                (12) month Lock-In Period following the Effective Date of Enrollment in the Contractor's plan with an initial ninety (90) day grace period in which to disenroll without cause from the Contractor 's Plan, regardless of zip code of residence, and regardless of whether the Enrollee selected or was auto-assigned to the Contractor's plan.

        7.4     Disenrollment During Lock-In Period

                An Enrollee, subject to Lock-In, may disenroll from the Contractor's plan during the Lock-In period for "good cause" as established in 18 NYCRR Section 360-10.13 or, if the Enrollee be comes eligible for an exemption or exclusion from Medicaid Managed Care as set forth in Sections 5.2 and 5.3 of this Agreement.

        7.5     Notification Regarding Lock-In and End of Lock-In Period

                LDSS, either directly or through the Enrollment Broker, shall notify Enrollees of their right to change MCOs in the enrollment confirmation notice sent to individuals after they have selected a CO or been auto-assigned (the latter being applicable to areas where the mandatory program is in effect). LDSS and the


                                    Section 7
                              (LOCK-IN PROVISIONS)
                                 October 1, 1999
                                       7-1

                Enrollment Broker will be responsible for providing a notice of end of Lock-In and the right to change MCOs at least sixty (60) days prior to the first plan enrollment anniversary date.

















                                    Section 7
                              (LOCK-IN PROVISIONS)
                                 October 1, 1999
                                       7-2

8.      DISENROLLMENT

        8.1     Disenrollment Guidelines

                a) Disenrollment of an Enrollee from the Contractor's Plan may be initiated by the Enrollee, LDSS, and/or the Contractor under the conditions specified in Sections 8.7, 8.8 and 8.9 and as detailed in Appendix H, Section E of this Agreement.

                b) The LDSS and the Contractor agree to conduct disenrollment in accordance with the guidelines set forth in Appendix H, Section E.

                c) The SDOH and LDSS, upon mutual agreement, may modify Appendix H of this Agreement upon sixty (60) days prior written notice to the Contractor and such modifications shall become binding and incorporated into this Agreement without further action by the parties.

                d) LDSS shall make the final determination concerning disenrollment, except for Contractor initiated disenrollments and expedited disenrollments, which ma y be subject to SDOH approval as specified elsewhere in this Agreement.

        8.2     Disenrollment Prohibitions

                Disenrollment shall not be based in whole or in part on any of the following reasons:

                a) an existing condition or a change in the Enrollee's health which would necessitate disenrollment pursuant to the terms of this Agreement, unless the change
                        i) results in the Enrollee being reclassified into an excluded category for Medicaid managed care as listed in Section 5.3 of this Agreement;
                        ii) results in the Enrollee being reclassified into an exempt category as listed in Section 5.2 of this Agreement and the Enrollee wants to disenroll from managed care.

                b)      any of the factors listed in Section 34 -
                        Non-Discrimination of this Agreement; or

                c) on the Capitation Rate payable to the Contractor r elated to the Enrollee's participation with the Contractor.

        8.3     Reasons for Voluntary Disenrollment


                                    Section 8
                                 (Disenrollment)
                                 October 1, 1999
                                       8-1

                The LDSS or the Contractor, as agreed upon between the LDSS and Contractor, shall provide Enrollees who disenroll voluntarily with an opportunity to identify, in writing, their reason(s) for disenrollment.

        8.4     Processing of Disenrollment Requests

                Unless otherwise specified in Appendix H, Section F disenrollment requests will be processed to take effect on the first (1st) day of the next month if the request is made before the date specified in Appendix H. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second (2nd) month after the month in which an Enrollee requests a disenrollment.

        8.5     Contractor Notification of Disenrollments

                Notwithstanding anything herein to the contrary, the Roster, along with any changes sent by the LDSS to the Contractor in writing or electronically, shall serve as official notice to the Contractor of disenrollment of an Enrollee.

        8.6     Contractor's Liability

                The Contractor is not responsible for providing the Benefit Package under this Agreement after the Effective Date of Disenrollment unless the Enrollee is admitted to a hospital prior to the expected Effective Date of Disenrollment and is not discharged from the hospital until after the expected Effective Date of Disenrollment, in which case the Contractor is responsible for the entire hospital claim. The Contractor shall notify the LDSS that the Enrollee remains in the hospital and provide the LDSS with information regarding his or her medical status. The Contractor is required to cooperate with the Enrollee and the new MCO (if applicable) on a timely basis to ensure a smooth transition and continuity of care.

        8.7     Enrollee Initiated Disenrollment

                a)      Disenrollment For Good Cause

i)                      An Enrollee subject to Lock-In may initiate
                                disenrollment from the Contractor's plan for "good cause" as defined in 18 NYCRR '360-10.13 at any time during the Lock-In period and may disenroll for any reason at any time after the twelfth (12th) month following the Effective Date of Enrollment.

                        ii) An Enrollee subject to Lock-In may initiate disenrollment for "good cause" by filing a written request with the LDSS or the Contractor. The Contractor must notify the LDSS of the request. The LDSS must respond with a determination within thirty (30) days after receipt of the request.


                                    Section 8
                                 (Disenrollment)
                                 October 1, 1999
                                       8-2

                        iii) Enrollees granted disenrollment for "good cause" in a voluntary county may join another plan, if one is available, or participate in Medicaid fee-for-service program. In mandatory counties, unless the Enrollee becomes exempt or excluded, he/she may be required to enroll with another MCO.

iv)                     In the event that the LDSS denies an Enrollee's request
                                for disenrollment for "good cause", the LDSS must inform the Enrollee of the denial of the re quest with a written notice which explains the reason for the denial, states the facts upon which denial is based, cites the statutory and regulatory authority and advises the recipient of his or her right to a fair hearing pursuant to 18 NYCRR Part 358. In the event that the Enrollee's request to disenroll is approved, the notice must state the Effective Date of Disenrollment.

                        v) Once the Lock-In Period has expired, an Enrollee may disenroll from the Contractor's plan at any time, for any reason.

                b)      Expedited Disenrollment

                        i) In cases where the Enrollee's request for disenrollment includes an urgent medical need to disenroll from the Contractor 's plan without delay, the SDOH or the LDSS may approve an expedited disenrollment as set forth in Chapter 23 of New York State 's 1115 Waiver Operational Protocol, and as set forth in Appendix H. The LDSS will make this decision unless the LDSS delegates this responsibility to SDOH.

ii)                     In cases where an Enrollee's request for disenrollment
                                may include a complaint of non-consensual enrollment, Enrollees may initiate a request for an expedited disenrollment to the LDSS or the SDOH. Substantiation of such a request by the LDSS or the SDOH may result in an expedited disenrollment as set forth in Chapter 23 of New York State's 1115 Waiver Operational Protocol and as set forth in Appendix H.

        8.8     Contractor Initiated Disenrollment

                a) Contractor initiated disenrollment(s) will be limited to circumstances wherein there is clear and consistent documentation that the individual's behavior is verbally or physically abusive and/or causes harm to other Enrollees or to the plan providers and staff, or is repeatedly non-compliant. Disenrollment may not be initiated due to an Enrollee's refusal to accept a specific treatment nor for behavior resulting from an underlying medical condition, alcohol or substance abuse, mental illness, mental retardation or other developmental disability.

                b) To request disenrollment of an Enrollee, the Contractor must do the following if applicable:


                                    Section 8
                                 (Disenrollment)
                                 October 1, 1999
                                       8-3

                        i) show evidence of professional evaluation ruling out an underlying medical condition, alcohol or substance abuse, mental illness, mental retardation or other developmental disability as cause for Enrollee behavior.
                        ii) document difficulty encountered with the Enrollee; nature, extent and frequency of abusive or harmful behavior, violence, inability to treat or engage client.
                        iii) identify and document unique issue s that may be affecting the Contractor's ability to provide treatment effectively to certain Enrollees as well as the appropriateness of providers in network.
                        iv) document special training offered to providers to improve their ability to deal with difficult, non-compliant patients, or those having the above mentioned conditions.

                c) The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

                d) Prior to requesting disenrollment by the LDSS of an Enrollee for whom an agency other than the LDSS provides oversight, the Contractor must make reasonable efforts to engage the Enrollee, directly or by working with such agencies.

                e) The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request disenrollment. The notice shall advise the Enrollee that the request has been forwarded to the LDSS f or review and approval. The written notice must include the mailing address and telephone number of the LDSS.

                f) The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

                g) The SDOH or LDSS will review each Contractor initiated disenrollment request in accordance with protocols established by SDOH in conjunction with the applicable over sight agency. Where applicable, as set out in those protocols, the LDSS or the SDOH, through or with the cooperation of the LDSS, shall consult with local mental health and substance abuse authorities in the County when making the determination to approve or disapprove a Contractor initiated disenrollment request.

                h) The LDSS will render a decision within thirty (30) days of receipt of the final request. Final written determination will be provided to the Enrollee and the Contractor. If the LDSS determination upholds the Contractor's request to disenroll, the LDSS's written determination must inform the


                                    Section 8
                                 (Disenrollment)
                                 October 1, 1999
                                       8-4

                        Enrollee of the Effective Date of Disenrollment and include a notice of rights to a fair hearing. Should an Enrollee request a fair hearing as a result of the LDSS determination, the LDSS shall inform the Contractor of the fair hearing request and the Enrollee will remain enrolled in the Contractor's plan until disposition of the fair hearing.

                i) Once an Enrollee has been disenrolled at the Contractor's request, he/she will not be re-enrolled with the Contractor's plan unless the Contractor first agrees to such re-enrollment.

                j) In New York City, the Metropolitan Regional Office of the SDOH will assume the LDSS responsibility for reviewing and approving requests as set forth in Sections 8.8(g) and (h) of this Agreement.

        8.9     LDSS Initiated Disenrollment

                a)      LDSS will promptly initiate disenrollment when:

                        i) an Enrollee is no longer eligible for any Medicaid benefits; or
                        ii)     the Guaranteed Eligibility period ends (See
                                Section 9) and an Enrollee is no longer eligible
                                for any Medicaid benefits; or
                        iii)    an Enrollee is no longer the financial
                                responsibility of the LDSS; or
                        iv) an Enrollee becomes ineligible for enrollment pursuant to Section 5.3 of this Agreement, as appropriate; or
                        v) an Enrollee resides out side the Service Area covered by this Agreement, unless Contractor can demonstrate that the Enrollee has made an informed choice to continue enrollment with Contractor and that Enrollee will have sufficient access to Contractor's provider network.











                                    Section 8
                                 (Disenrollment)
                                 October 1, 1999
                                       8-5

9.      GUARANTEED ELIGIBILITY

        Except as may otherwise be required by law:

9.1     New Enrollees, other than those identified in Sections 9.2 who would otherwise lose Medicaid eligibility during the first six (6) months of enrollment will retain the right to remain enrolled in the Contractor's plan under this Agreement for a period of six
                (6) months from their Effective Date of Enrollment.

        9.2 Guaranteed eligibility is not available to Enrollees who lose Medicaid eligibility for one of the following reasons:

                a. death, moving out of State, incarceration, or the LDSS is unable to locate;

b.              engagement in fraudulent activities prior to the Effective Date of Enrollment, which would render them ineligible for Medicaid;

c.              commitment of an international program violation by a single childless adult between the age of twenty-one (21) to sixty-five (65 ) who is not pregnant o r disabled prior to the Effective Date of Enrollment;

d.              being a woman with a net available income in excess of medically necessary income but at or below 185% of the federal poverty level who is only eligible for Medicaid while she is pregnant and then through the end of the month in which the sixtieth (60th) day following the end of the pregnancy occurs.


9.3     If, during the first six (6) months of enrollment in the Contractor's plan, an Enrollee becomes eligible for Medicaid only as a spend-down, the Enrollee will be eligible to remain enrolled in the Contractor's plan for the remainder of the six (6) month guarantee period. During the six (6) month guarantee period, an Enrollee eligible for spend-down and in need of wraparound services has the option of spending down to gain full Medicaid eligibility for the wraparound services. In this situation, the LDSS will monitor the Enrollee's need for wrap around services and manually set coverage codes as appropriate.

        9.4 The services covered during the Guaranteed Eligibility period shall be those contained in the Benefit Package, as specified in Appendix K, including free access to family planning services as s et forth in Section 10.12 of this Agreement. During the Guaranteed Eligibility period Enrollees are also eligible for pharmacy services on a Medicaid fee-for service basis.

        9.5 An Enrollee-initiated disenrollment from the Contractor's plan terminates the Guaranteed Eligibility period.


                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 October 1, 1999
                                       9-1

9.6     Enrollees who lose and regain Medicaid eligibility within a three (3)
                month period will not be entitled to a new period of six (6) months Guaranteed Eligibility.

        9.7 During the guarantee period, an Enrollee may not change health plans. An Enrollee may choose to disenroll from the Contractor's Plan during the guarantee period but is not eligible to enroll in any other MCO because he/she has lost eligibility for Medicaid.













                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 October 1, 1999
                                       9-2

10.     BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES

        10.1    Contractor Responsibilities

                Contractor must provide all services set forth in the Benefit Package (Appendix K) that are cove red under the Medic aid fee for service program except for services specifically excluded by the contract, or enacted or affected by Federal or State Law during the period of this agreement. SDOH and LDSS shall assure the continued availability and accessibility of Medicaid services not covered in the Benefit Package.

        10.2    Compliance with State Medicaid Plan and Applicable Laws

                Benefit Package services provided by the Contractor under this Agreement shall comply with all standards of the State Medicaid Plan established pursuant to Section 363-a of the State Social Services Law and shall satisfy all applicable requirements of the State Public Health and Social Services Laws.

        10.3    Definitions

                Benefit Package and Non-Covered Service definitions agreed to by the Contractor and the LDSS are contained in Appendix K, which is hereby made a part of this contract as if set forth fully herein.

        10.4    Provision of Services Through Participating and
                Non-Participating Providers

                With the exception of Emergency services described in Section
                10.14 of this Agreement, Family Planning Services described in
                Section 10.11 of this Agreement, and services for which Enrollees can self refer as described in Section 10.16 of this Agreement, the Benefit Package must be provided and authorized by the Contractor through Provider Agreements with Participating Providers, a s specified in Section 22 of this Agreement. A plan may also arrange for specialty or other services for Enrollees with Non -Participating Providers, in accordance with Section 21.1(b) of this Agreement.

        10.5    Child Teen Health Program/Adolescent Preventive Services

                a) The Contractor and its Participating Providers are required to provide the Child Teen Health Program C/THP services outlined in Appendix K (Benefit Package) and comply with applicable EPSDT requirements specified in 42 CFR, Part 441, sub-part B, 18NYCRR, Part 508 and the New York State Department of Health C/THP manual. The Contractor and its Participating Providers are required to provide C/THP services to Medicaid Enrollees under 21 years of age when:


                                   Section 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 October 1, 1999
                                      10-1

                        i) The care or services are essential to prevent, diagnose, prevent the worsening of , alleviate or a meliorate the effects of an illness, injury, disability, disorder or condition.
                        ii) The care or services are essential to the overall physical, cognitive and mental growth and developmental needs of the child.
                        iii) The care or service will assist the individual to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the individual and those functional capacities that are appropriate for individuals of the same age.

                The Contractor shall base its determination on medical and other relevant information provided by the Enrollee's PCP, other health care providers, school, local social services, and/or local public health officials that have evaluated the child.

                b) The Contractor and its Participating Providers must comply with the C/THP program standards and must do at least the following with respect to all Enrollees under age 21:

                        i) Educate pregnant women and families with under age 21 Enrollees about the program and its importance to a child's or adolescent's health.

                        ii) Educate network providers about the pro gram and their responsibilities under it.

                        iii) Conduct outreach, including by mail, telephone, and through home visits (where appropriate), to ensure children are kept cur rent with respect t
                                o their periodicity schedules.

                        iv) Schedule appointments for children and adolescents pursuant to the periodicity schedule, assist with referrals, and conduct follow-up with children and adolescents who miss or cancel appointments.

                        v) Ensure that all appropriate diagnostic and treatment services, including specialist referrals, are furnished pursuant to findings from a C/THP screen.

                        vi) Achieve and maintain an acceptable compliance rate for screening schedules during the contract period.

                c) In addition to C/THP requirements, the Contractor and its Participating Providers are required to comply with the American Medical Association's Guidelines for Adolescent Preventive Services which require annual well adolescent preventive visits which focus on health guidance, immunizations, and screening for physical, emotional, and behavioral conditions.



10.6    Foster Care Children


                                   Section 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 October 1, 1999
                                      10-2

                The Contractor shall comply with the health requirements for foster children specified in 18 NYCRR Section 441.22 and Part 507 and any subsequent amendments thereto. These requirements include thirty (30) day obligations for a comprehensive physical and behavioral health assessment and assessment of the risk that the child may be HIV+ and should be tested.

        10.7    Child Protective Services

                The Contractor shall comply with the requirements specified for child protective examinations, provision of medical information to the child protective services investigation and court ordered services as specified in 18 NYCRR Section 432, and any subsequent amendments thereto. Medically necessary services, whether provided in or out of plan, must be provided. Out of plan providers will be reimbursed at the Medicaid fee schedule by the Contractor.

        10.8    Welfare Reform

                a) The LDSS must determine whether each public assistance or combined public assistance/Medicaid applicant is incapacitated or can participate in work activities. As part of this work determination process, the LDSS may require medical documentation and/or an initial mental and/or physical examination to determine whether an individual has a mental or physical impairment that limits his/her ability to engage in work (12 NYCRR
                        Section 1300.2(d)(13)(i)). The LDSS may not require the Contractor to provide the initial district mandated or requested medical examination necessary for an Enrollee to meet welfare reform work participation requirements.

                b) The Contractor shall arrange for the provision of medical documentation and health, mental health and alcohol and substance abuse assessments as follows:

                        i) Within ten (10) days of a request of an Enrollee or a former Enrollee, currently receiving public assistance or who is applying for public assistance, the Enrollee's or former Enrollee's PCP or specialist provider, as appropriate, shall provide medical documentation concerning the Enrollee or former Enrollee's health or mental health status to the LDSS or to the LDSS' designee. Medical documentation includes but is not limited to drug prescriptions and reports from the Enrollee's PCP or specialist provider. The Contractor shall include the foregoing as a responsibility of the PCP and specialist provider in its provider contracts or in their provider manuals.

                        ii) Within ten (10) days of a request of an Enrollee, who has already undergone, or is scheduled to under go, an initial LDSS required mental and/or physical examination, the Enrollee's PCP shall provide a health,


                                   Section 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 October 1, 1999
                                      10-3
                        or mental health and/or alcohol and substance abuse assessment, mental and/or medical examination or other services as appropriate to identify or quantify an Enrollee's level of incapacitation. Such assessment must contain a specific diagnosis resulting from any medically appropriate tests and specify any work limitations. The LDSS, may, upon written notice to the Contractor, specify the format and instructions for such an assessment.

                c) The Contractor is not responsible for the provision and payment of alcohol and substance abuse treatment services mandated by the LDSS for Enrollees as a condition of eligibility for Public Assistance or Medicaid. Public Assistance or Medicaid recipients who are mandated into alcohol and substance abuse treatment will be identified by the LDSS by the use of Welfare Reform Exception Code 83 except:
                        i) The Contractor will continue to be responsible for a base Benefit Package of Alcohol and Substance Abuse Services (ASA) and for the provision and payment of ASA services to Enrollees when such treatment is underway and the LDSS is satisfied with the health care and treatment plan.
                        ii) The Contractor will continue to be responsible for the provision and payment of inpatient detoxification services in acute settings.
                        iii) The Contractor will continue to be responsible for Court Ordered Services as specified in
                                Section 10.10 of this Agreement.
                        (iv) The Contractor will continue to be responsible for Alcohol and Substance Abuse Services specified in Section 10.16(a) of this Agreement.
                        (v) The Contractor will continue to be responsible for Alcohol and Substance Abuse Services specified in Section 10.24 of this Agreement.
                        (vi) The Contractor will continue to be responsible for evaluation and treatment services when the PCP or other designated Participating Provider refers the patient to a Participating Provider for evaluation and/or treatment.


        10.9    Adult Protective Services

                The Contractor shall cooperate with LDSS in the implementation of 18 NYCRR Part 457 and any subsequent amendments thereto with regard to medically necessary health and mental health services and all Court Ordered Services for adults. These services are to be provided in or out of plan. Out of plan providers will be reimbursed at the Medicaid fee schedule.

        10.10   Court-Ordered Services

                a) The Contractor shall provide any Benefit Package services to Enrollees as ordered by a court of competent jurisdiction, regardless of whether such services are provided by Participating Providers within the plan or by a


                                   Section 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 October 1, 1999
                                      10-4

                        Non-Participating Provider in compliance with such court order. The Non-Participating Provider shall be reimbursed by the Contractor at the Medicaid fee schedule.

                b) Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State Law to furnish medical, dental, behavior al health (including treatment f or mental health and/or alcohol and/or substance abuse or dependence), or other Medicaid covered services. The plan is responsible f or payment of those Medicaid services as covered by the Benefit Package.

                c) Court Ordered Services are not covered if they are ordered for the purpose of determining some legal disposition, e. g., custody or visitation determinations.

        10.11   Family Planning and Reproductive Health Services

                a) Nothing in this Agreement shall restrict the right of Enrollees to receive Family Planning and Reproductive Health Services from any qualified Medicaid provider, regardless of whether the provider is a participating provider or a non-participating provider, without referral from the Enrollee's PCP and without approval from the Contractor.

                b) The Contractor agrees to permit Enrollees to exercise their right to obtain Family Planning and Reproductive Health Services as defined in Part C-1 of Appendix C, which is hereby made a part of this contract as if s et forth fully herein, from either the Contractor, if family planning is a part of the Contractor's Benefit Package, or from any appropriate Medicaid enrolled Non-Participating Family Planning Provider without a referral from the Enrollee's PCP and without approval by the Contractor.

                c) The Contractor agrees to permit Enrollees to obtain pre and post-test HIV counseling and blood testing when performed as part of a Family Planning encounter from the Contractor, if Family Planning is a part of the Contractor's Benefit Package, or from any appropriate Medicaid enrolled Non-Participating family planning Provider without a referral from the Enrollee's PCP and without approval by the Contractor.

                d) The Contractor will inform Enrollees about the availability of in-plan HIV counseling and testing services, out-of-plan HIV counseling and testing services when performed as part of a Family Planning encounter and anonymous counseling and testing services available from SDOH, Local Public Health Agency clinics and other county programs. Counseling and testing rendered outside of a Family Planning encounter, as well as services provided as the result of an HIV+ diagnosis, will be furnished by the Contractor in accordance with standards of care.


                                   Section 10
               (BENEFIT PACKAGE, COVERED AND NON-COVERED SERVICES)
                                 October 1, 1999
                                      10-5

                e) Contractor must comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality. Providers who are employed by the Contractor may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance. Providers who have a contract with the Contractor, with a n appropriate consent, may share patient information with the Contractor for purposes of claims payment, utilization review and quality assurance. Contractor must ensure that a n individual's use of family planning services remains confidential and is not disclosed to family members or other unauthorized parties.

                f) Contractor must inform its practitioners and administrative personnel about policies concerning free access to family planning services, HIV counseling and testing, reimbursement, enrollee education and confidentiality. Contractor must inform its providers that they must comply with professional medical standards of practice, the Contractor 's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U. S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws indicate that family planning counseling is an integral part of primary and preventive care.

                g) The Contractor agrees that if Family Planning is part of the Contractor's Benefit Package, the Contractor will be charged for the services of out of network providers at the applicable Medicaid rate or fee. In such instances, out of network providers will bill Medicaid and the SDOH will issue a confidential charge back to the Contractor. Such charge back mechanism will comply with all applicable patient confidentiality requirements.

                h) If Contractor includes family planning and reproductive health services in its benefits package, the Contractor shall comply with the requirements for informing Enrollees about family planning and reproductive health services set forth in Part C-2 of Appendix C, which is hereby made a part of this contract as if set forth herein.

                i) If Contractor does not include family planning and reproductive health services in its Benefit Package, within ninety (90) days of signing this Agreement, Contractor must submit to the SDOH and LDSS a statement of the policy and procedure that the Contractor will use to ensure that its Enrollees are fully informed of their rights to access a full range of family planning and reproductive health services. Refer to Part C-3 of Appendix C for the SDOH Guidelines for Plans That Do Not Provide Family


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                        Planning Services in their Capitation. Contractor shall
                        ensure that prospective Enrollees and Enrollees are advised of the family planning services which are not provided by the Contractor and of their right of access to such services in accordance with the provisions of P art C -3 of Appendix C, which is hereby made a p art of this contract as if set forth fully herein.

                j) SDOH with DHHS approval may issue modifications to Appendix (C) consistent with relevant provisions of federal and state statutes and regulations. Once issued and upon sixty (60) days notice to the LDSS and Contractor, such modifications shall be deemed incorporated into t his Agreement without further action by the parties.

        10.12   Prenatal Care

                Contractors are responsible for the provision of comprehensive Prenatal Care Services to all pregnant woman including all services enumerated in Subdivision 1, Section 2522 of the Public Health Law in accordance with 10 NYCRR Part 85.40 (Prenatal Care Assistance Program).

        10.13   Direct Access

                The Contractor shall offer female Enrollees direct access to primary and preventive obstetrics and gynecology services, follow-up care as a result of a primary and preventive visit, and any care related to pregnancy from the Contractor's network providers without referral from the PCP as set forth in Public Health Law Section 4406-b(1).

        10.14   Emergency Services

                a) The Contractor shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, answered by a live voice, to advise Enrollees of procedures for accessing Emergency Health Care Services and Urgent Health Care Services. Emergency mental health calls must be triaged via telephone by a trained mental health professional.

                b) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and Emergency Services may be obtained from a Non-Participating Provider without penalty. The Contractor must pay for Emergency Medical Services. The Contractor also may require Enrollees to notify the plan or their PCP within a specified time after receiving emergency care and to obtain prior authorization for any follow-up care delivered pursuant to the emergency, as stated in Appendix G.


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                c)      Emergency Services rendered by Non-Participating
                        Providers: The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor shall bear the cost of providing Emergency Services through Non-Participating Providers.

                d) The Contractor agrees to abide by guidelines for the provision and payment of Emergency Care and Services which are specified in Appendix G, which is hereby made a part of this contract as if set forth fully herein.

                e) When emergency transportation is included in the Contractor's Benefit Package, the Contractor shall reimburse for all emergency ambulance services without regard to final diagnosis or prudent layperson standards.

        10.15   Medical Utilization Thresholds (MUTS)

                The Contractors Enrollees are not subject to Medicaid Utilization Thresholds (MUTS), limitations on, or copayments for services included in the Benefit Package. Enrollees may be subject to MUTS for outpatient pharmacy services which are billed Medicaid fee-for-service.

        10.16   Services for Which Enrollees Can Self-Refer

                a)      Mental Health and Alcohol/Substance Abuse

                        The Contractor will allow Enrollees or LDSS officials on the Enrollee's behalf to make self referral or referral for one mental health and one alcohol/substance abuse assessment from a Participating Provider in any calendar year period without requiring preauthorization or referral from the Enrollee's Primary Care Provider. In the case of children, such self-referrals may originate at the request of a school guidance counselor (with parental or guardian consent, or pursuant to procedures set forth in Section 33.21 of the Mental Hygiene Law), LDSS Official, Judicial Official, Probation Officer, parent or similar source.

                        i) The Contractor shall make available to all Enrollees a complete listing of their participating mental health and alcohol/substance abuse providers. The listing should specify which provider groups or practitioners specialize in children's mental health services.
                        ii) The Contractor will also ensure that its Participating Providers have available and use formal assessment instruments to identify Enrollees requiring mental health and alcohol/substance abuse services, and to determine the types of services that should be furnished.
                        iii) The Contractor will implement policies and procedures to ensure that Enrollees receive follow-up services from appropriate providers based on the findings of their assessment.


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                b)      Vision Services

                        The Contractor will allow its Enrollees to self-refer to any participating provider of vision services (optometrist or opthalmologist) for refractive vision services. (See Appendix K).

                c)      Diagnosis and Treatment of Tuberculosis

                        Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB.

                d)      Family Planning and Reproductive Health Services.

                        Enrollees may self-refer to family planning and reproductive health services as described in this Section and Appendix C of this Agreement.

                e)      Sexually Transmitted Disease (STD) Services

                        Enrollees may self refer to any qualified Medicaid provider for STD services as described in Section 10.19(c) of this Agreement.

        10.17   Second Opinions for Medical or Surgical Care

                The Contractor will allow Enrollees to obtain a second opinion within the Contractor's network of providers for diagnosis of a condition, treatment or surgical procedure.

        10.18   Coordination with Local Public Health Agencies

                The Contractor will coordinate its public health-related activities with the Local Public Health Agency. Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the Local Public Health and Social Services Departments and be customized to reflect County public health priorities. Negotiations must result in agreements regarding required health plan activities related to public health. The outcome of negotiations may take the form of an informal agreement among the parties which may include memos; a separate memorandum of understanding signed by the Local Public Health Agency, LDSS , and the Contractor; or an appendix to the contract between the LDSS and the Contractor which shall be included in Appendix N as if set forth fully herein.


        10.19   Public Health Services

                a) Tuberculosis Screening, Diagnosis and Treatment; Directly Observed


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                        Therapy(TB\DOT):

                        i) Consistent with New York State law, public health clinics are required to provide or arrange for treatment to individuals presenting with tuberculosis, regardless of the person's insurance or enrollment status. It is the State's preference that the Contractor's Enrollees receive TB diagnosis and treatment through the Contractor's plan, to the extent that providers experienced in this type of care are available in the Contractor's network of Participating Providers, although Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB. The Contractor agrees to reimburse public health clinics when physician visit and patient management or laboratory and radiology services are rendered to their Enrollees, within the context of TB diagnosis and treatment.
                        ii) The Contractor's Participating Providers must report T B cases to the Local Public Health Agency. The LDSS will have the Local Public Health Agency review the tuberculosis treatment protocols and networks of Participating Providers of the Contractor, to verify their readiness to treat Tuberculosis patients. The Contractor's protocols will be evaluated against State and local guidelines. State and local departments of health also will be available to offer technical assistance to the Contractor in establishing TB policies and procedures.
                        iii) The Contractor may require the Local Public Health Agency to give notification before delivering services, unless these services are ordered by a court of competent jurisdiction. The Local Public Health Agency will: 1) make reasonable efforts to verify with the Enrollee's PCP that he/she has not already provided TB care and treatment, and 2) provide documentation of services rendered along with the claim.
                        iv) The Contractor may use locally negotiated fees. In addition, SDOH will establish fee schedules for these services, which the Contractor may use in the absence of locally negotiated fees.
                        v) Contractors may require prior authorization for non-emergency inpatient hospital admissions, except that prior authorization will not be required for an admission pursuant to a court order or an order of detention issued by the Local Commissioner or Director of Public Health.
                        vi) The Contractor shall provide the Local Public Health Agency with access to health care practitioners on a twenty-four (24) hour a day, seven (7) day a week basis who can authorize inpatient hospital admissions. The Contractor shall respond to the Local Public Health Agency's request for authorization within the same day.
                        vii) The Contractor Will not be capitated or financially liable for Directly Observed Therapy
                                (DOT) costs. The Contractor also will not be financially liable for treatments rendered to Enrollees who have been institutionalized due to non-compliance with TB care regimens. The Contractor agrees to make all reasonable efforts to ensure coordination with DOT providers regarding clinical care and services. HIV counseling


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                                and testing during a TB related visit at a
                                public health clinic will be covered by Medicaid Fee-For-Service (FFS) at a rate established by the State.
                        viii) While all other clinical management of tuberculosis is covered by the Contractor, TB/DOT where applicable, can be billed directly to Medicaid by any SDOH approved fee-for-service Medicaid TB/DOT provider. The Contractor remains responsible for communicating, cooperating, and coordinating clinic management of TB with the TB /DOT provider. The Enrollee reserves the right to use any fee-for-service DOT provider because TB/DOT is a non-covered benefit.

                b)      Immunizations

                        i) Immunizations for adults and administration of immunizations for children will be included in the Benefit Package and the Contractor will be required to reimburse the Local Public Health Agency when Enrollees self-refer.
                        ii) In order to be eligible for reimbursement, a Local Public Health Agency must make reasonable efforts to (1) determine the Enrollee's managed care membership status; and (2) ascertain the Enrollee's immunization status. Such efforts shall consist of client interviews and, when available, access to the Immunization Registry. When an Enrollee presents a membership card with a PCP's name, the Local Public Health Agency shall all the PCP. If the agency is unable to verify the immunization status from the PCP or learns that immunization is needed, the agency shall proceed to deliver the service as appropriate, and the Contractor will reimburse the Local Public Health Agency at the negotiated rate or at a fee schedule to be used in the absence of a negotiated rate. Upon implementation of the immunization registry, the Local Public Health Agency shall not be required to contact the PCP.
                        iii) If the immunization is administered by the PCP, immunization materials for children should be obtained free of charge from the "Vaccine For Children Program". The Contractor will be reimbursed only for administering the vaccine to children.

                c)      Prevention and Treatment of Sexually Transmitted
                        Diseases

                        The Contractor will be responsible for ensuring that its Participating Providers educate their Enrollees about the risk and prevention of sexually transmitted disease
                        (STD). The Contractor also will be responsible for ensuring that its Participating Providers screen and treat Enrollees for STDs and report cases of STD to Local Public Health Agency and cooperate in contact investigation, in accordance with existing state and local laws and regulations. HIV counseling and testing provided during a STD related visit at a public health clinic will be covered by Medicaid FFS at a rate established by the State. Nothing in this Agreement shall restrict the right of Enrollees to receive STD services from any qualified Medicaid provider, regardless of whether the provider is a


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                        Participating Provider or a Non-Participating Provider,
                        without referral from the Enrollee's PCP and without approval from the Contractor

                d)      Lead Poisoning

                        The Contractor will be responsible for carrying out and ensuring that its Participating Providers comply with lead poisoning screening and follow-up as specified in 10 NYCRR, Sub-part 67.1. The Contractor shall coordinate the care of such children with Local Public Health Agencies to assure appropriate follow-up in terms of environmental investigation, risk management and reporting requirements.

        10.20 Adults with Chronic Illnesses and Physical or Developmental Disabilities

                The Contractor will implement all of the following to meet the needs of their adult Enrollees with chronic illnesses and physical or developmental disabilities:

                a) Satisfactory methods for ensuring that the Contractor and it Participating Providers are in compliance with the Americans with Disabilities Act ("ADA") and with the SDOH Guidelines for Medicaid MCO Compliance with the ADA which are set forth in Appendix J, which is hereby made a part of this Agreement as if set forth fully herein, and in accordance with Section 24 of this Agreement. (see Section 24).

                b) Satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, home health services, etc.

                c)      Satisfactory case management systems.

                d) Satisfactory systems for coordinating service delivery with out-of-network providers, including behavioral health providers for all Enrollees.

                e) Policies and procedures to allow for the continuation of existing relationships with out-of-network providers, consistent with P. H. L. 4403 6(e ) and Section 15.5 of this Agreement.

        10.21   Children with Special Health Care Needs

                Children with special health care needs are those who have or are suspected of having a serious or chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally. The Contractor will be responsible


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                for performing all of the same activities for this population as for adults. In addition, the Contractor will implement the following for these children:

                a) Satisfactory methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and developmental disabilities service organizations for the purpose of coordinating and assuring appropriate service delivery.

                b) An adequate network of pediatric providers and sub-specialists, contractual relationships with tertiary institutions, to meet their medical needs.

                c) Satisfactory methods for assuring that children with serious, chronic, and rare disorders receive appropriate diagnostic work-ups on a timely basis.

                d) Satisfactory arrangements for assuring access to specialty centers in and out of New York State for diagnosis and treatment of rare disorders.

                e) A satisfactory approach for assuring access to allied health professionals (Physical Therapists, Occupational Therapists, Speech Therapists, and Audiologists) experienced in dealing with children and families.

        10.22   Persons Requiring Ongoing Mental Health Services

                These individuals, while not diagnosed as SPMI or SED, may have relatively significant needs for mental health services. Accordingly, the Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

                a) Inclusion of all of the required provider types listed in Section 21 of this Contract.

                b) Satisfactory methods for identifying persons requiring such services and encouraging self-referral and early entry into treatment.

                c)      Satisfactory case management system.

                d) Satisfactory systems for coordinating service delivery between physical health, alcohol/substance abuse, and mental health providers, and coordinating services with other available services, including Social Services.

                The Contractor agrees to participate in the local planning process for serving persons with mental health needs to the extent requested by the LDSS. At the LDSS' discretion, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.


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        10.23   Member Needs Relating to HIV

                HIV positive (+) persons will be permitted to enroll voluntarily into health plans at the start of this program, and plans must inform newly diagnosed HIV (+) Enrollees known to the plan of their enrollment options due to such exemption status.

                The Contractor agrees that anonymous testing may be furnished without prior approval by the Contractor and may be conducted at anonymous testing sites available to clients. Services provided for HIV treatment may only be obtained from the Contractor if the individual chooses to enroll and stay enrolled in the Contractor's plan.

                To adequately address the HIV prevention needs of uninfected Enrollees, as well as the special needs of HIV positive (+) individuals who do enroll in managed care, the Contractor shall have in place all of the following:

                a) Methods for promoting HIV prevention to all Plan Enrollees. H IV prevention information, both primary (targeted to uninfected Enrollees ), as well as secondary (targeted to those Enrollees with HIV infection) should be tailored to the Enrollee's age, sex, and risk factor(s), including sexual orientation and injection drug use, and must be culturally and linguistically appropriate. All plan Enrollees should be informed of the availability of both in-plan HIV counseling and testing services, out-of-plan HIV counseling and testing services when performed as part of a family planning encounter, as well as HIV counseling and testing services available through SDOH, local health units and Anonymous Counseling and Testing Programs.

                b) Satisfactory methods for assuring the performance of risk assessments, risk reduction counseling, diagnosis and early entry into treatment.

                c) The Contractor shall comply with the requirements in Title 10 NYCRR which mandate that HIV counseling with testing , presented as a clinical recommendation, be provided to all women in prenatal care and their newborns.

                d) Satisfactory case management system linkages must be established with traditional HIV providers, including Designated AIDS Center Hospitals, HIV primary care providers, providers funded under the Ryan White CARE Act and clinical education providers, as available.

                e) The Contractor shall assure that its Participating Providers shall report positive HIV results to the Local Public Health Agency and assist in contact investigation.

        10.24   Persons Requiring Alcohol/Substance Abuse Services


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                The Contractor will have in place all of the following for its
                Enrollees requiring alcohol/substance abuse services:

                a) Participating Provider networks consisting of licensed providers, as defined in Section 21.17 of this contract.

                b) Satisfactory methods for identifying persons requiring such services and encouraging self-referral and early entry into treatment. In the case of pregnant women, having methods for referring to OASAS for appropriate services beyond the Contractor's Benefit Package (e. g., halfway houses).

                c) Satisfactory systems of care (provider networks and referral processes sufficient to ensure that emergency services can be provided in a timely manner), including crisis services.

                d)      Satisfactory case management systems.

                e) Satisfactory systems for coordinating service delivery between physical health, alcohol/substance abuse, and mental health providers, and coordinating in-plan services with other services, including Social Services.

                The Contractor agrees to also participate in the local planning process for serving persons with alcohol and substance addictions, to the extent requested by the LDSS. At the LDSS's discretion, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Alcohol/Substance Abuse Services and related activities.

        10.25   Native Americans

                If the Contractor 's Enrollee is a Native American and the Enrollee chooses to access primary care services through their tribal health center, the PCP authorized by the Contractor to refer the Enrollee for plan benefits must develop a relationship with the Enrollee's PCP at the tribal health center to coordinate services for said Native American Enrollee.

        10.26   Women, Infants, and Children (WIC)

                The Contractor shall develop linkage agreements or other mechanisms to ensure women and children enrollees are referred to W IC services if qualified to receive such services. The Contractor shall refer pregnant women and children, five (5) years of age or younger, to W IC local agencies for nutritional assessments and supplements.


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        10.27   Coordination of Services

                The Contractor shall coordinate care for Enrollees with:

                a) the court system (for court ordered evaluations and treatment);

                b) specialized providers of health care for the homeless, and other providers of services for victims of domestic violence;

                c) family planning clinics, community health centers, migrant health centers, rural health centers;

                d)      WIC, Head Start, Early Intervention;

                e)      special needs plans;

                f)      programs funded through the Ryan White CARE Act;

                g) other pertinent entities that provide services out of network;

                h)      Prenatal Care Assistance Program (PCAP) Providers;

                i) local governmental units responsible for public health, mental health, mental retardation or alcohol and substance abuse services; and

                j) specialized providers of long term care for people with developmental disabilities.

        Coordination may involve contracts or linkage agreements (if entities are willing to enter into such agreement), or other mechanisms to ensure coordinated care for Enrollees.







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11.     MARKETING

        11.1    Marketing Plan

                The Contractor shall have a Marketing Plan, that has been prior-approved by the SDOH and/or LDSS, that describes the Marketing activities the Contractor will undertake within the local district during the term of this Agreement.

                The Marketing Plan and all marketing activities must be consistent with the Marketing Guidelines which are set forth in Appendix D, which is hereby made a part of this Agreement as if set forth fully herein.

                The Marketing Plan shall be kept on file in the offices of the Contractor, LDSS, and the SDOH. The Marketing Plan may be modified by the Contractor subject to prior written approval by the SDOH and/or the LDSS. The LDSS or SDOH must take action on the changes submitted within sixty (60) calendar days of submission or the Contractor may deem the changes approved.

        11.2    Marketing Activities

                Marketing activities by the Contractor shall conform to the approved Marketing Plan.

        11.3    Prior Approval of Marketing Materials, Procedures,
                Subcontractors

                The Contractor shall submit all subcontracts, procedures, and materials related to Marketing to Eligible Persons to the SDOH and/or LDSS for prior written approval. The Contractor shall not enter into any subcontracts or use any marketing subcontractors, procedures, or materials that the SDOH and/or LDSS has not approved.

        11.4    Marketing Infractions

                Infractions of the Marketing Guidelines may result in the following actions being taken by the LDSS to protect the interests of the program and its clients. These actions shall be taken at the sole discretion of the LDSS.

                a) If an MCO or its representative commits a first time infraction of marketing guidelines and the LDSS deems the infraction to be minor or unintentional in nature, the LDSS may issue a warning letter to the MCO.

                b) For subsequent or more serious infractions, the LDSS may impose liquidated damages of $2,000 or other appropriate non-monetary sanction for each infraction.

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                c)      The LDSS may require the MCO to prepare a corrective
                        action plan with a specified deadline for implementation.

                d) If the MCO commits further infractions, fails to pay liquidated damages within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, the LDSS may:

                        i) prohibit the plan from conducting any marketing activities for a period up to the end of the contract period;
                        ii) suspend new enrollments, other than newborns, for a period up to the remainder of the contract; or
                        iii) terminate the contract pursuant to termination procedures described therein.

        11.5    LDSS Option to Adopt Additional Marketing Guidelines

                The LDSS may adopt, subject to SDOH approval, additional and/or more restrictive terms in the Marketing Guidelines to the extent appropriate to local conditions and circumstances, which shall be appended to Appendix D, Section E.












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                                      11-2

12.     MEMBER SERVICES

        12.1    General Functions

                The Contractor shall operate a Member Services function during regular business hours, which must be accessible to Enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the Contractor must have a telephone system capable of accepting, recording or providing instruction to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next business day after the call was received. At a minimum, the Member Services Department must be staffed at a ratio of at least one (1) full time equivalent Member Service Representative for every 4,000 or fewer Enrollees. Member Services staff must be responsible for the following:

                a) Explaining the Contractor's rules for obtaining services and assisting Enrollees in making appointments.

                b)      Assisting Enrollees to select or change Primary Care
                        Providers.

                c) Fielding and responding to Enrollee questions and complaints, and advising Enrollees of the prerogative to complain to the SDOH and LDSS at any time.

                d) Clarifying information in the member handbook for Enrollees.

                e) Advising Enrollees of the Contractor's complaint and appeals program, the utilization review process, and Enrollee's rights to a fair hearing or external review.

                f) Clarifying for potential Enrollees current categories of exemptions and/or exclusions the Contractor may refer to the LDSS or the Enrollment Broker, where one is in place, if necessary, for more information on exemptions and exclusions.

        12.2    Translation and Oral Interpretation

                a) The Contractor must make available written marketing and other informational materials (e. g., member handbooks) in a language other than English whenever at least five percent (5 %) of the potential Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language.

                                   SECTION 12
                                (MEMBER SERVICES)
                                 October 1, 1999
                                      12-1

                b) In addition, verbal interpretation services must be made available to Enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

                c) The SDOH will determine the need for other than English translations based on County-specific census data or other available measures.

        12.3    Communicating With The Visually, Hearing and Cognitively
                Impaired

                The Contractor also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual, hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

                                   SECTION 12
                                (MEMBER SERVICES)
                                 October 1, 1999
                                      12-2

13.     ENROLLEE NOTIFICATION

        13.1    Provider Directories/Office Hours for Participating Providers

                a) The Contractor will provide the following information to each Enrollee, and upon request, to each prospective Enrollee a list of Participating Providers by specialty and a list of facilities, for the county/borough in which the Enrollee or prospective Enrollee resides. Such list shall include names, office addresses, telephone numbers, board certification for physicians, and information on language capabilities and wheelchair accessibility of Participating Providers. This information ma y be provided in the form of a Provider Directory and must be updated by the Contractor annually, or twice a year at the option of the LDSS. Mid year updates may be accomplished through an insert which lists additions or deletions of Participating Providers.

                b) In addition, the Contractor must make available to the LDSS the office hours for Participating Providers. This requirement may be satisfied by providing a copy of the list or Provider Directory described in this Section with the addition of office hours or by providing a separate listing of office hours for Participating Providers

        13.2    Member ID Cards

                a) The Contractor must issue an identification card to the Enrollee containing the following information:

                        i)      the name of the Enrollee's clinic (if
                                applicable);

                        ii) the name of the Enrollee's PCP and the PCP's telephone number;

                        iii)    the member services toll free telephone number;
                                and

                        iv) the twenty-four (24) hour toll free telephone number that Enrollees may use to access information on obtaining services when his/her PCP is not available.

                b) If an Enrollee is being served by a PCP team, the name of the individual shown on the card should be the lead provider. PCP information may be embossed on the card or affixed to the card by a sticker.

                c) The Contractor shall issue an identification card within fourteen (14) days of an Enrollees Effective Date of Enrollment. If unforeseen circumstances, such as the lack of identification of a PCP, prevent the MCO from forwarding the official identification card to new Enrollees within the fourteen (14) day period, alternative measures by which Enrollees may identify themselves such as use of a Welcome Letter or a temporary identification card shall be deemed acceptable until such time as a PCP is either chosen by the Enrollee or auto assigned by the Contractor. The Contractor agrees to implement an alternative method by which individuals may identify themselves as Enrollees prior to receiving the card (e.g., using a "welcome letter" from the plan) and to

                                   Section 13
                             (ENROLLEE NOTIFICATION)
                                 October 1, 1999
                                      13-1
                        update PCP information on the identification card. Newborns of Enrollees need not present ID cards in order to be seen by the MCO and its Participating Providers.

        13.3    Member Handbooks

                The Contractor shall issue to a new Enrollee within fourteen
                (14) days of the Effective Date of Enrollment a Member Handbook, which is consistent with the SDOH guidelines described in Appendix E, which is hereby made a part of this Agreement as if set forth fully herein.

        13.4    Notification of Effective Date of Enrollment

                The Contractor shall inform each Enrollee in writing within fourteen (14) days of the Effective Date of Enrollment of any restriction on the Enrollee's right to terminate enrollment. The initial enrollment information and the Member Handbook shall be adequate to convey this notice.

        13.5    Notification of Enrollee Rights

                The Contractor agrees to make all reasonable efforts to contact new Enrollees, in person, by telephone, or by mail, within thirty (30) days of their Effective Date of Enrollment. "Reasonable efforts" are defined to me an at least three (3) attempts, with more than one method of contact being employed. Upon contacting the new Enrollee(s), the Contractor agrees to do at least the following:

                a) Inform the Enrollee about the Contractor's policies with respect to obtaining medical services, including services for which the Enrollee may self-refer, and what to do in an emergency.

                b) Conduct a brief health screening to assess the Enrollee's need for any special health care (e.g., prenatal or behavioral health services) or language/communication needs. If a special need is identified, the Contractor shall assist the Enrollee in arranging for an appointment with his/her PCP or other appropriate provider.

                c) Offer assistance in arranging an initial visit to the Enrollee's PCP for a baseline physical and other preventive services, including an assessment of the Enrollee's potential risk, if any, for specific diseases or conditions.

                d) Inform new Enrollees about their rights for continuation of certain existing services.

                e) Provide the Enrollee with the Contractor's toll free telephone number that may be called twenty-four (24) hours a day, seven (7) days a week if the Enrollee has questions about obtaining services and cannot reach his/her PCP (this

                                   Section 13
                             (ENROLLEE NOTIFICATION)
                                 October 1, 1999
                                      13-2
                        telephone number need not be the Member Services line and need not be staffed to respond to Member Services-related inquiries). The Contractor must have appropriate mechanisms in place to accommodate Enrollees who do not have telephones and therefore cannot readily receive a Call back.

                f) Advise Enrollee about opportunities available to learn about MCO policies and benefits in greater detail (e.g., welcome meeting, Enrollee orientation and education sessions).

                g) Provide the Enrollee with a complete list of network providers that may be accessed directly, without referral. The list should group providers by service type and must include addresses and telephone numbers.

                h) Assist the Enrollee in selecting a primary care provider if one has not already been chosen.

        13.6    Enrollee's Rights to Advance Directives

                The Contractor shall, in compliance with the requirements of 42 FR 434.28, maintain written policies and procedures regarding advance directives and inform each Enrollee in writing at the time of enrollment of an individual 's rights under State law to formulate advance directives and of the Contractor's policies regarding the implementation of such rights. The Contractor shall include in such written notice to the Enrollee materials relating to advance directives and health care proxies as specified in 10 NYCRR Sections 98.14(f) and 700.5.

        13.7    Approval of Written Notices

                The Contractor shall submit the format and content of all written notifications described in this Section to LDSS for review and prior approval by LDSS or SDOH. All written notifications must be written at a fourth (4th) to sixth (6th) grade level and in at least ten (10) point print.

        13.8    Contractor's Duty to Report Lack of Contact

                The Contractor must inform the LDSS of any Enrollee they are unable to contact within ninety (90) days of enrollment using reasonable efforts as defined in Section 13.5 of the Agreement and who have not presented for any health care services through the Contractor or its Participating Providers.

        13.9 Contractor Responsibility to Notify Enrollee of Expected Effective Date of Enrollment

                The Contractor must notify the Enrollee of the expected Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment is different

                                   Section 13
                             (ENROLLEE NOTIFICATION)
                                 October 1, 1999
                                      13-3
                from that given to the Enrollee the Contractor must notify the Enrollee of the actual date of enrollment. This ma y be accomplished through a Welcome Letter. To the extent practicable, such notification must precede the Effective Date of Enrollment.

        13.10   LDSS Notification of Enrollee's Change in Address

                The LDSS must notify the Contractor of any known change in address of Enrollees in the Contractor's plan.

                                   Section 13
                             (ENROLLEE NOTIFICATION)
                                 October 1, 1999
                                      13-4

14.     COMPLAINT AND APPEAL PROCEDURE

        14.1    Contractor's Program to Address Complaints

                a) The Contractor shall establish and maintain a comprehensive program designed to address clinical and other complaints, and appeals of complaint determinations, which may be brought by Enrollees, consistent with Articles 44 and 49 of the New York State
                        P. H. L.

                b) The program must include methods for prompt internal adjudication of Enrollee complaints and appeals and provide for the maintenance of a written record of all complaints and appeals received and reviewed and their disposition.

                c) The Contractor shall ensure that persons with authority to require corrective action participate in the complaint and appeal process.

        14.2    Notification of Complaint and Appeal Program

                a) The Contractor's specific complaint and appeal program shall be described in the Contractor's member handbook and shall be made available to all Enrollees.

                b) The Contractor will advise Enrollees of their right to a fair hearing as appropriate and comply with the procedures established by SDOH for the Contractor to participate in the fair hearing process, asset forth in
                        Section 25 of this Agreement. The Contractor will also advise Enrollees of their right to an external appeal, in accordance with Section 26 of this Agreement.

        14.3    Guidelines for Complaint and Appeal Program

                a) The Contractor's complaint and appeal program will comply with the Managed Care Complaint and Appeals Program Guidelines described in Appendix F, which is hereby made apart of this Agreement as if set forth fully herein. The SDOH and LDSS may modify Appendix F of this Agreement upon sixty (60) days prior written notice to the Contractor and such modifications shall become binding and incorporated into this Agreement without further action by the parties.

                b) The Contractor's complaint and appeal procedures shall be approved by the SDOH and LDSS and kept on file with the Contractor, LDSS and SDOH.

                c) The Contractor shall not modify its complaint and appeals procedure without the prior written approval of SDOH, in consultation with LDSS, and shall provide LDSS and SDOH with a copy of the approved modification within fifteen (15) days after its approval.

                                   Section 14
                        (COMPLAINT AND APPEAL PROCEDURE)
                                 October 1, 1999
                                      14-1

        14.4    Complaint Investigation Determinations

                The MCO must adhere to determinations resulting from complaint investigations conducted by SDOH.

                                   Section 14
                        (COMPLAINT AND APPEAL PROCEDURE)
                                 October 1, 1999
                                      14-2

15.     ACCESS REQUIREMENTS

        15.1    Appointment Availability Standards

                The Contractor shall comply with the following appointment availability standards.(1)

                a) For emergency care: immediately upon presentation at a service delivery site.

                b) For urgent care: within twenty-four (24) hours of request.

                c) Non-urgent "sick" visit: within forty-eight (48) to seventy-two (72) hours of request, as clinically indicated.

                d)      Routine non-urgent, preventive appointments: within four
                        (4) weeks of request.

                e) Specialist referrals (not urgent): within four (4) to six (6) weeks of request.

                f) Initial prenatal visit: within three (3) weeks during first trimester, within two (2) weeks during the second trimester and within one (1) week during the third trimester.

                g) Adult Baseline and routine physicals: within twelve (12) weeks from enrollment. (Adults >21).

                h)      Well child care: within four (4) weeks of request.

                i) Initial family planning visits: within two (2) weeks of request.

                j) In-plan mental health or substance abuse follow-up visits (pursuant to an emergency or hospital discharge): within five (5 ) days of request, or as clinically indicated.

                k) In-plan, non-urgent mental health or substance abuse visits: within two (2) weeks of request.

                l) Initial PCP office visit for newborns: within two (2) weeks of hospital discharge.

                m) Provider visits to make health, mental health and substance abuse assessments for the purpose of making recommendations regarding a recipient's ability to perform work when requested by a LDSS: within ten (10) days of request by an Enrollee, in accordance with
                        Section 10.8 of this Agreement.

        15.2    Twenty-Four (24) Hour Access

                a) The Contractor must provide access to medical services and coverage to Enrollees, either directly or through their PCPs, on a twenty-four (24) hour a day, seven (7) day a week basis. The Contractor must instruct Enrollees on what to do to obtain services after business hours and on weekends.

                                   Section 15
                        (EQUALITY OF ACCESS AND TREATMENT
                                 October 1, 1999
                                      15-1

--------------------
(1) These are general standards and are not intended to supersede sound clinical judgement as to the necessity for care and services on a more expedient basis, when judged clinically necessary and appropriate.

                b) The Contractor may satisfy the requirement in Section 15.2(a) by requiring their PCPs to have primary responsibility for serving as an after hours "on-call" telephone resource to members with medical problems. Under no circumstances may the Contractor routinely refer calls to an emergency room.

        15.3    Appointment Waiting Times

                Enrollees with appointments shall not routinely be made to wait longer than one hour.

        15.4    Travel Time Standards

                The Contractor will maintain a network that is geographically accessible to the population to be served.

                a)      Primary Care

                        Travel time/distance to primary care sites shall not exceed 30 minutes in Metropolitan areas or 30 minutes/30 miles in non-metropolitan areas, except in rural areas where the State has granted the Contractor an exemption from this requirement based on community standards.

                        Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves.

                b)      Other Providers

                        Travel time/distance to specialty care, hospitals, mental health, lab and x-ray providers shall not exceed 30 minutes/30 miles, except in rural areas where the SDOH has granted the Contractor an exemption from this requirement based on community standards.

        15.5    Service Continuation

                a)      New Enrollees

                        If a new Enrollee has an existing relationship with a health care provider who is not a member of the Contractor's provider network, the contractor shall permit the Enrollee to continue an on going course of treatment by the Non-Participating Provider during a transitional period of up to sixty (60) days from the Effective Date of Enrollment, if, (1) the Enrollee has a life-threatening disease or condition or a degenerative and disabling disease or condition, or (2) the Enrollee has entered the second trimester of pregnancy at the Effective Date of Enrollment, in which case the transitional period shall

                                   Section 15
                        (EQUALITY OF ACCESS AND TREATMENT
                                 October 1, 1999
                                      15-2
                        include the provision of post-partum care directly related to the delivery up until sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

                        i) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services; and

                        ii) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

                        iii) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining preauthorization in a treatment plan approved by the Contractor.

                In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

                b)      Enrollees Whose Health Care Provider Leaves Network

                        The Contractor shall permit an Enrollee, whose health care provider has left the Contractor's network of providers, for reasons other than imminent harm to patient care, a determination of fraud or a final disciplinary action by a state licensing board that impairs the health professional's ability to practice, to continue an ongoing course of treatment with the Enrollee's current health care provider during a transitional period, consistent with New York State P.
                        H. L. Section 4403(6)(e).

                        The transitional period shall continue up to ninety (90) days from the date of notice to the Enrollee of the provider's disaffiliation from the network; or, if the Enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post-partum care directly related to the delivery through sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non Participating Provider agrees to:

                        i) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services;

                        ii) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

                                   Section 15
                        (EQUALITY OF ACCESS AND TREATMENT
                                 October 1, 1999
                                      15-3

                        iii) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining preauthorization in a treatment plan approved by the Contractor.

                In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

        15.6    Standing Referrals

                The Contractor will implement policies and procedures to allow for standing referrals to specialist physicians for Enrollees who have ongoing needs for care from such specialists, consistent with P. H. L. Section 4403(6)(b).

        15.7    Specialist as a Coordinator of Primary Care

                The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that Enrollee, consistent with P. H. L. Section 4403(6)(c).

        15.8    Specialty Care Centers

                The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or a degenerative and disabling condition or disease, which requires prolonged specialized medical care to receive a referral to an accredited or designated specialty care center with expertise in treating the life-threatening or degenerative and disabling disease or condition, consistent with New York State P. H. L. Section 4403(6)(d).

                                   Section 15
                        (EQUALITY OF ACCESS AND TREATMENT
                                 October 1, 1999
                                      15-4

16.     QUALITY ASSURANCE

        16.1    Internal Quality Assurance Program

                a) Contractor must operate a quality assurance program which is approved by SDOH and which includes methods and procedures to control the utilization of Medicaid services consistent with P H.L. Article 49 and 42 CFR
                        Part 456. Recipients records must include information needed to perform utilization review as specified in 42 CFR "456.111 and 456.211. The Contractor's approved quality assurance program must be kept on file by the Contractor and the LDSS. The Contractor shall not modify the quality assurance program without the prior written approval of the SDOH, and notice to the LDSS.

                b) The Contractor shall incorporate the findings from reports in Section 18 of this Agreement into its quality assurance program. Where performance is less than the statewide average or another standard as defined by the SDOH and developed in consultation with plans and appropriate clinical experts, the Contractor will be required to develop a plan for improving performance that is approved by the SDOH and LDSS. The Contractor agrees to me et with the SDOH and LDSS up to twice a year to review improvement plans and quality performance.

        16.2    Standards of Care

                The Contractor must adopt practice guidelines consistent with current standards of care, complying with recommendations of professional specialty groups such as the American Academy of Pediatrics, the American Academy of Family Physicians, the U.S. Task Force on Preventive C are, the New York State Child/Teen Health Program (C/THP) standards for provision of care to individuals under age 21, the American Medical Association's Guidelines for Adolescent and Preventive Services, the US Department of Health and Human Services Center for Substance Abuse Treatment, the American College of Obstetricians and Gynecologists and the AIDS Institute Clinical Standards for Adult and Pediatric Care.

                                   Section 16
                               (QUALITY ASSURANCE)
                                 October 1, 1999
                                      16-1

17.     MONITORING AND EVALUATION

        17.1    Right to Monitor Contractor Performance

                The SDOH, LDSS, and DHHS shall each have the right, during the Contractor's normal operating hours, and at any other time a Contractor function or activity is being conducted, to monitor and evaluate, through inspection or other means, the Contractor's performance, including, but not limited to, the quality, appropriateness, and timeliness of services provided under this Agreement.

        17.2    Cooperation During Monitoring and Evaluation

                The Contractor shall cooperate with and provide reasonable assistance to the SDOH, LDSS, and DHHS in the monitoring and evaluation of the services provided under this Agreement.

        17.3    Cooperation During Annual On-Site Review

                The Contractor shall cooperate with SDOH and LDSS in an annual on-site review of the MCO's operations. SDOH shall give the Contractor notification of the annual review and survey format at least forty-five (45) days prior to the annual site visit. This requirement shall not preclude LDSS or SDOH from site visits upon shorter notice for other monitoring purposes.

        17.4    Cooperation During Review of Services by External Review Agency

                The Contractor shall comply with all requirements associated with the annual review of the quality of services rendered to its Enrollees to be performed by an external review agent selected by the SDOH.

                                   Section 17
                           (MONITORING AND EVALUATION)
                                 October 1, 1999
                                      17-1

18.     CONTRACTOR REPORTING REQUIREMENTS

        18.1    Time Frames for Report Submissions

                Except as otherwise specified herein, the Contractor shall prepare and submit to SDOH and the LDSS the reports required under this Agreement in an agreed media format within sixty (60) days of the close of the applicable semi-annual or annual reporting period, and within fifteen (15) business days of the close of the applicable quarterly reporting period.

        18.2    SDOH Instructions for Report Submissions

                SDOH, with prior notice to the LDSS, will provide Contractor with instructions for submitting the reports required by Section
                18.5 (a) through (n), including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH with prior notice to the LDSS, and thereafter upon sixty (60) days written notice to the Contractor. The LDSS, with prior notice to SDOH, shall provide the Contractor with instructions for submitting the reports, required by Section 18.5(o) including time frames and requisite formats.

        18.3    Liquidated Damages

                The Contractor shall pay liquidated damages of $2,500 if any report required pursuant to this Section is materially incomplete, contains material misstatements or inaccurate information, or is not submitted on time in the requested format. The Contractor shall pay liquidated damages of $2,500 to the LDSS if its monthly encounter data submission is not received by the Fiscal Agent by the due date specified in
                Section 18.5(d). The Contractor shall pay liquidated damages of $500 to the LDSS for each day other reports required by this Section are late. The LDSS shall not impose liquidated damages for a first time infraction by the Contractor unless the LDSS deems the infraction to be a material misrepresentation of fact or the Contractor fails to cure the first infraction within a reasonable period of time upon notice from the LDSS. Liquidated damages may be waived at the sole discretion of LDSS. Nothing in this Section shall limit other remedies or rights available to LDSS and SDOH relating to the timeliness, completeness and/or accuracy of Contractor's reporting submission.

        18.4    Notification of Changes in Report Due Dates Requirements or
                Formats

                SDOH or LDSS may extend due dates, or modify report requirements or formats upon a written request by the Contractor to the SDOH or LDSS with a copy of the request to the other agency, where the Contractor has demonstrated a good and compelling reason for the extension or modification. The determination to grant a modification or, extension of time shall be made by SDOH with regard to annual and quarterly statements, complaint reports, audits, encounter data, change of ownership, clinical studies, QARR, and provider network reports. The

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-1
                determination to grant a modification or extension of time shall be made by the LDSS with respect to No-Contact, PCP auto assignment, and reports required by Sections 18.5 (n) and (o) of the Agreement.

        18.5    Reporting Requirements

                The Contractor shall submit the following reports to SDOH and to the LDSS except in those instances in which t his Agreement specifies the reports shall be submitted solely to SDOH:

                a)      Annual Financial Statements:

                        The due date for annual statements shall be April 1 following the report closing date.

                b)      Quarterly Financial Statements:

                        The due date for quarterly reports shall be forty-five
                        (45) days after the end of the calendar quarter.

                c)      Other Financial Reports:

                        Contractor shall submit financial reports, including certified annual financial statements, and make available documents relevant to its financial condition to SDOH and the State Insurance Department (SID) in a timely manner as required by State laws and regulations including but not limited to PHL' '4403-a, 4404 and 4409, Title 10 NYCRR "98.11, 98.16 and 98.17 and
                        applicable Insurance Law "304, 305, 306, and 310. The LDSS reserves the right to require Contractor to submit such relevant financial reports and documents related to the financial condition of the MCO to the LDSS, as set forth in Section 18.5(o) of this Agreement.

                d)      Encounter Data:

                        The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through its designated Fiscal Agent. Each provider is required to have a unique identifier. Submissions shall be comprised of encounter records, or adjustments to previously submitted records, which the Contractor has received and processed from provider encounter or claim records of any contracted services rendered to the Enrollee in the current or any preceding months. Monthly submissions must be received by the Fiscal Agent by the Tuesday before the last Monday of the month to assure the submission is included in the Fiscal Agent's monthly production processing.

                e)      Quality of Care Performance Measures:

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-2

                        The Contractor shall prepare and submit reports to SDOH, as specified in the Quality Assurance Reporting Requirements (QARR). The Contractor must arrange for an NCQA-certified entity to audit the QARR data prior to its submission to the SDOH, unless this requirement is specifically waived by the SDOH. The SDOH will select the measures which will be audited

                f)      Complaint Reports:

                        The Contractor must provide the SDOH on a quarterly basis, and within fifteen (15) business days of the close of the quarter, a summary of all complaints received during the preceding quarter on the Health Provider Network ("HPN").

                        The Contractor also agrees to provide on a quarterly basis, via the HPN, the total number of complaints that have been unresolved for more than forty-five (45) days. The Contractor shall maintain records on these and other complaints which shall include all correspondence related to the complaint, and an explanation of disposition. These records shall be readily available for review by the SDOH or LDSS upon request.

                        Nothing in this Section is intended to limit the rig ht of the SDOH and the LDSS to obtain information immediately from a Contractor pursuant to investigating a particular Enrollee or provider complaint.

                        The LDSS reserves the right to require the Contractor to submit a hardcopy of complaint reports in Section 18.5(o) of this Agreement.

                g)      Fraud and Abuse Reporting Requirements

                        i) The Contractor must submit quarterly, via the HPN complaint reporting format, the number of complaints of fraud or abuse made to the Contractor that warrant preliminary investigation by the Contractor.

                        ii) The Contractor must also submit to the SDOH the following on an ongoing basis for each confirmed case of fraud and abuse it identifies through complaints, organizational monitoring, contractors, subcontractors, providers, beneficiaries, Enrollees, etc:

                                        A)      The name of the individual or
                                                entity that committed the fraud
                                                or abuse;

                                        B)      The source that identified the
                                                fraud or abuse;

                                        C)      The type of provider, entity or
                                                organization that committed the
                                                fraud or abuse;

                                        D)      A description of the fraud or
                                                abuse;

                                        E)      The approximate range of dollars
                                                involved;

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-3

                                        F)      The legal and administrative
                                                disposition of the case
                                                including actions taken by law
                                                enforcement officials to whom
                                                the case has been referred; and

                                        G)      Other data/information as
                                                prescribed by SDOH.

                        iii) Such report shall be submitted when cases of fraud and abuse are confirmed, and shall be reviewed and signed by an executive officer of the Contractor.

                h)      Participating Provider Network Reports:

                        The Contractor shall submit electronically, to the HPN, an updated provider network report on a quarterly basis. The Contractor shall submit an annual notarized attestation that the providers listed in each submission have executed an agreement with the Contractor to serve Contractor's Medicaid Enrollees. The report submission must comply with the Managed Care Provider Network Data Dictionary. Networks must be reported separately for each county in which the Contractor operates.

                i) Appointment Availability/Twenty-four (24) Hour/Access and Availability Surveys:

                        The Contractor will conduct a county specific (or service area if appropriate) review of appointment availability and twenty-four (24) hour access and availability surveys annually. Results of such surveys must be kept on file and be readily available for review by the SDOH or LDSS, upon request. Guidelines for such studies may be obtained by contacting the SDOH, Office of Managed Care, Bureau of Certification and Surveillance.

                        The LDSS reserves the right to require the Contractor to conduct appointment availability and twenty-four (24) hour access studies twice a year, and to submit these reports to the LDSS, as stated in Section 18.5(o) of this Agreement.

                j)      Clinical Studies:

                        The Contractor will participate in up to four (4) SDOH sponsored focused clinical studies annually. The purpose of these studies will be to promote quality improvement within the MCO.

                        The Contractor will be required to conduct at least one
                        (1) internal focused clinical study each year in a priority topic area of its choosing, from a list to be generated through the mutual agreement of the SDOH and the Contractor's Medical Director. The purpose of these studies will be to promote quality improvement within the MCO. SDOH will provide

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-4
                        guidelines for the studies' structure. Results of these studies will be provided to the SDOH and the LDSS.

                k)      Independent Audits:

                        The Contractor must submit copies of all certified financial statements and a QARR validation audit by independent auditors of their plan to the SDOH and the LDSS within thirty (30) days of receipt by the Contractor.

                l)      PCP Auto Assignments:

                        The Contractor shall submit semi-annually to the SDOH and the LDSS a report showing the percentage of PCP assignments for Enrollees which were made automatically by the Contractor, rather than by the Enrollee.

                m)      No Contact Report:

                        The Contractor shall submit a monthly report within thirty (30) days of the close of the reporting period to the LDSS of any Enrollee it is unable to contact, through reasonable means, including by mail, and by telephone, using methods described in Section 13.5, and/or of any Enrollees who have not utilized any health care services through the Contractor or its Participating Providers, within ninety (90) days of the Effective Date of Enrollment.

                n)      Additional Reports:

                        Upon request by the SDOH and/or the LDSS, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety
                        (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the SDOH and the LDSS reserve the right to give thirty (30) days notice in circumstances where time is of the essence.

                o)      LDSS Specific Reports:

                        {INSERT LDSS SPECIFIC REPORTS AS APPLICABLE}

        18.6    Ownership and Related Information Disclosure

                The Contractor shall report ownership and related information to SDOH and the LDSS, and upon request to the Secretary of Department of Health and Human Services and the Inspector General of Health and Human Services, in accordance with 42 U.
                S. C. Section 1320a-3 and 1396b(m)(4) (Sections 1124 and 1903(m)(4) of the Federal Social Security Act).

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-5

        18.7    Revision of Certificate of Authority

                The Contractor shall give prompt written notice to LDSS of any revisions of its Certificate of Authority issued pursuant to
                Article 44 of the State Public Health Law.

        18.8    Public Access to Reports

                Any data, information, or reports collected and prepared by the Contractor and submitted to NYS authorities in the course of performing their duties and obligation under this program will be deemed to be owned by the State of New York subject to and consistent with the requirements of Freedom of Information Law. This provision is made in consideration of the Contractor's use of public funds in collecting and preparing such data, information, and reports.

        18.9    Professional Discipline

                a) Pursuant to P. H. L. Section 4405-b, the Contractor shall have in place policies and procedures to report to the appropriate professional disciplinary agency within thirty (30) days of occurrence, any of the following:

                        i) the termination of a health care provider contract pursuant to Section 4406-d of the Public Health Law for reasons relating to alleged mental and physical impairment, misconduct or impairment of patient safety or welfare;

                        ii) the voluntary or involuntary termination of a contract or employment or other affiliation with such Contractor to avoid the imposition of disciplinary measures; or

                        iii) the termination of a health care provider contract in the case of a determination of fraud or in a case of imminent harm to patient health.

                b) The Contractor shall make a report to the appropriate professional disciplinary agency within sixty (60) days of obtaining knowledge of any information that reasonably appears to show that a health professional is guilty of professional misconduct as defined in Articles 130 and 131(a) of the State Education Law.

        18.10 Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal or State Government

                Contractor will certify to the SDOH and LDSS initially and immediately upon changed circumstances from the last such certification that it does not knowingly have an individual who has been debarred or suspended by the federal or state government, or otherwise excluded from participating in procurement activities:

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-6

                a) as a director, officer, partner or person with beneficial ownership of more than 5% of the Contractor's equity; or

                b) as a party to an employment, consulting or other agreement with the Contractor for the provision of items and services that are significant and material to the Contractors obligations in the Medicaid managed care program, consistent with requirements of SSA '1932
                        (d)(1).

        18.11   Conflict of Interest Disclosure

                Contractor shall report to SDOH, in a format specified by SDOH, documentation, including but not limited to the identity of and financial statements of, person(s) or corporation(s) with an ownership or contract interest in the managed care plan, or with any subcontract(s) in which the managed care plan has a 5% or more ownership interest, consistent with requirements of SSA '1903 (m)(2)(a)(viii) and 42 CFR "455.100 B 455.104.

        18.12   Physician Incentive Plan Reporting

                The Contractor shall submit to SDOH annual reports containing the information on all of its Physician Incentive Plan arrangements in accordance with 42 CFR Section 434.70 or, if no such arrangements are in place, attest to that. The contents and time frame of such reports shall comply with the requirements of 42 CFR Section 417.479 and be in a format provided by SDOH.

                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 1999
                                      18-7

19.     RECORDS MAINTENANCE AND AUDIT RIGHTS

        19.1    Maintenance of Contractor Performance Records

                The Contractor shall maintain and shall require its subcontractors, including its Participating Providers, to maintain appropriate records relating to Contractor performance under this Agreement, including:

                a) records related to services provided to Enrollees, including a separate Medical Record for each Enrollee;

                b) all financial records and statistical data that LDSS, SDOH and any other authorized governmental agency may require including books, accounts, journals, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received and expenses incurred under this Agreement;

                c) appropriate financial records to document fiscal activities and expenditures, including records relating to the sources and application of funds and to the capacity of the Contractor or its subcontractors, including its Participating Providers, if relevant, to bear the risk of potential financial losses.

        19.2    Maintenance of Financial Records and Statistical Data

                The Contractor shall maintain all financial records and statistical data according to generally accepted accounting principles.

        19.3    Access to Contractor Records

                The Contractor shall provide LDSS, SDOH, the Comptroller of the State of New York, DHHS, the Comptroller General of the United States, and their authorized representatives with access to all records relating to Contractor performance under this Agreement for the purposes of examination, audit, and copying (at reasonable cost to the requesting party) of such records. The Contractor shall give access to such records on two (2) business days prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules, or regulations.

        19.4    Retention Periods

                The Contractor shall preserve and retain all records relating to Contractor performance under this Agreement in readily accessible form during the term of this Agreement and for a period of six (6) years thereafter. All provisions of this Agreement relating to record maintenance and audit access shall survive the termination of this Agreement and shall bind the Contractor until the expiration of

                                   Section 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 October 1, 1999
                                      19-1
                a period of six (6) years commencing with termination of this Agreement or if an audit is commenced, until the completion of the audit, whichever occurs later.

                                   Section 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 October 1, 1999
                                      19-2

20.     CONFIDENTIALITY

        20.1 Confidentiality of Identifying Information about Medicaid Recipients and Applicants

                All information relating to services to Medicaid recipients and applicants which is obtained by the Contractor shall be confidential pursuant to the New York State P. H. L. including
                P. H. L. Article 27 F, the provisions of Section 369(4) of the NYS Social Services Law, 42 U .S. C. Section 1396a(a)(7) (Section 1902(a)(7) of the Federal Social Security Act), Section
                33.13 of the Mental Hygiene Law, and regulations promulgated under such laws including 42 CFR Part 2 pertaining to Alcohol and Substance Abuse Services. Such information including information relating to services to Medicaid recipients and applicants as these relate to the provision of services to the recipient or applicant under this Agreement shall be used or disclosed by the Contractor only for a purpose directly connected with performance of the Contractor's obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of Medicaid information.

        20.2    Medical Records of Foster Children

                Medical records of enrolled Medicaid recipients enrolled in foster care programs shall be disclosed to local social service officials in accordance with State Social Services Law including Sections 358-a, 384-a and 392 and 18 NYCRR Section 507.1.

        20.3    Confidentiality of Medical Records

                Medical records of Medicaid recipients enrolled pursuant to this Agreement shall be confidential and shall be disclosed to and by other persons within the Contractor's organization including Participating Providers, only as necessary to provide medical care, to conduct quality assurance functions and peer review functions, or as necessary to respond to a complaint and appeal under the terms of this Agreement.

        20.4    Length of Confidentiality Requirements

                The provisions of this Section shall survive the termination of this Agreement and shall bind the Contractor so long as the Contractor maintains any individually identifiable information relating to Medicaid recipients and applicants.

                                   Section 20
                                (CONFIDENTIALITY)
                                 October 1, 1999
                                      20-1

21.     PARTICIPATING PROVIDERS

        21.1    Network Requirements

                a)      Sufficient Number

                        i) The Contractor will establish and maintain a network of Participating Providers.

                        ii) The Contractor's network must contain all of the provider types necessary to furnish the prepaid Benefit Package, including but not limited to: hospitals, physicians (primary care and specialists), mental health and substance abuse providers, allied health professionals, ancillary providers, DME providers and home health providers.

                        iii) To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

                        iv) The Contractor shall not include in its network any provider who has been sanctioned or prohibited from serving Medicaid recipients or receiving Medical Assistance payments.

                b)      Absence of Appropriate Network Provider

                        In the event that the Contractor determines that it does not have a Participating Provider with appropriate training and experience to meet the particular health care needs of an Enrollee, the Contractor shall make a referral to an appropriate Non-Participating Provider, pursuant to a treatment plan approved by the Contractor in consultation with the Primary Care Provider, the Non-Participating Provider and the Enrollee or the Enrollee's designee. The Contractor shall pay for the cost of the services in the treatment plan provided by the Non-Participating Provider.

                c)      Suspension of Enrollee Assignments To Providers

                        The Contractor shall ensure that there is sufficient capacity, consistent with SDOH standards, to serve Enrollees under this Agreement. In the event any of the Contractor's Participating Providers are no longer able to accept assignment of new Enrollees due to capacity limitations, as determined by the SDOH and the LDSS, the Contractor will suspend assignment of any additional Enrollees to such Participating Provider until it is capable of further accepting Enrollees. When a Participating Provider has more than one (1) site, the suspension will be made by site.

                d)      Notice of Provider Termination

                                   Section 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-1

                        At least thirty (30 ) days prior to termination, of any Provider Agreement that substantially alters or limits Enrollees access to the Contractor's services, as determined by the LDSS, the Contractor shall notify the LDSS and SDOH and specify how services previously furnished by the Participating Provider will be provided. In the event a Provider Agreement is terminated effective immediately or with less than thirty (30) days notice, the Contractor shall notify LDSS and SDOH promptly and in no event in more than seventy-two (72) hours after the termination becomes effective.

        21.2    Credentialing

                a)      Licensure

                        The Contractor shall ensure, in accordance with Article 44 of the Public Health Law, that persons and entities providing care and services for the Contractor in the capacity of physician, dentist, physician's assistant, registered nurse, other medical professional or paraprofessional, or other such person or entity satisfy all applicable licensing, certification, or qualification requirements under New York law and that the functions and responsibilities of such persons and entities in providing Benefit Package services under this Agreement do not exceed those permissible under New York law.

                b)      Minimum Standards

                        The Contractor agrees that all network physicians will meet at least one (1) of the following standards, except as specified in Section 21.13(b) and Appendix I of this agreement:

                        i) Be board-certified or -eligible in their area of specialty;

                        ii)     Have completed an accredited residency program;
                                or

                        iii) Have admitting privileges at one (1) or more hospitals participating in the Contractor's network.

                c)      Credentialing/Recredentialing Process

                        The Contractor shall have in place a formal process for credentialing Participating Providers on a periodic basis (not less than once every two (2) years) and for monitoring Participating Providers performance.

                d)      Application Procedure

                        The Contractor shall establish a written application procedure to be used by a health care professional interested in serving as a Participating Provider with the Contractor. The criteria for selecting providers, including the minimum qualification requirements that a health care professional must meet to be considered by the Contractor, must be defined in writing and developed in consultation with appropriately qualified health care professionals. Upon

                                   Section 21
                        PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-2
                        request, the application procedures and minimum qualification requirements must be made available to health care professionals.

        21.3    SDOH Exclusion or Termination of Providers

                If SDOH excludes or terminates a provider from its Medicaid Program, the Contractor shall, upon learning of such exclusion or termination, immediately terminate the provider agreement with the Participating Provider as it pertains to the Contractor's Medicaid program, and agrees to no longer utilize the services of the subject provider, as applicable. The Contractor will receive a paper listing of currently excluded Medic aid providers mailed monthly to their correspondence address, that the Contractor specified to SDOH during the initial provider enrollment process. Such paper shall be deemed to constitute constructive notice. This notification should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the Contractor become aware, through any source, of an SDOH exclusion or termination, the Contractor shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this Section.

        21.4    Evaluation Information

                The Contractor shall develop and implement policies and procedures to ensure that health care professionals are regularly advised of information maintained by the Contractor to evaluate the performance or practice of health care professionals. The Contractor shall consult with health care professionals in developing methodologies to collect and analyze health care professional profiling data. The Contractor shall provide any such information and profiling data and analysis to health care professionals. Such information, data or analysis shall be provided on a periodic basis appropriate to the nature and amount of data and the volume and scope of services provided. Any profiling data used to evaluate the performance or practice of a health care professional shall be measured against stated criteria and an appropriate group of health care professionals using similar treatment modalities serving a comparable patient population. Upon presentation of such information or data, each health care professional shall be given the opportunity to discuss the unique nature of the health care professional's patient population which ma y have a bearing on the health care professional's profile and to work cooperatively with the Contractor to improve performance.

        21.5    Payment In Full

                Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Benefit Package is payment in full for services provided to Enrollees.

                                   Section 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-3

        21.6    Choice/Assignment of PCP's

                a) The Contractor shall offer each Enrollee the choice of no fewer than three (3) Primary Care Providers within program distance/travel time standards. Contractor must assign a PCP to individuals that fail to select a PCP. The assignment of a PCP by the Contractor may occur after written notification of Contractor by LDSS of the enrollment (through Roster or other method) and after written notification of the Enrollee by the Contractor but in no event later than thirty (30) days after notification of enrollment, and only after the Contractor has made reasonable efforts as set forth in
                        Section 13.5 of this Agreement to contact the Enrollee and inform him/her of his/her right to choose a PCP.

                b) PCP assignments should be made taking into consideration the following:

                        i)      Enrollee's geographic location;

                        ii) any special health care needs, if known by the Contractor; and

                        iii) any special language needs, if known by the Contractor.

                c) In circumstances where the Contractor operates or contracts with a multiprovider clinic to deliver primary care services, the Enrollee must choose or be assigned a specific provider or provider team within the clinic to serve as his/her PCP. This " lead" provider will be held accountable for performing the PCP duties.

        21.7    PCP Changes

                a) The Contractor must allow Enrollees the freedom to change PCPs, without cause, within thirty (30) days of the Enrollee's first appointment with the PCP. After the first thirty (30) days PCP may be changed once every six
                        (6) months without cause.

                b) The Contractor must process a request to change PCPs and advise the Enrollee of the effective date of the change within forty-five (45) days of receipt of the request. The change must be effective no later than the first
                        (1st) day of the second (2nd) month following the month in which the request is made.

                c) The Contractor will provide Enrollees with an opportunity to select a new PCP in the event that the Enrollee's current PCP leaves the network or otherwise becomes unavailable. Such changes shall not be considered in the calculation of changes for cause allowed within a six (6) month period.

                d) In the event that an assignment of a new PCP is necessary due to the unavailability of the Enrollee's former PCP, such assignment shall be made in accordance with the requirements of Section 21.7 of this Agreement.

                                   Section 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-4

                e) In addition to those conditions and circumstances under which the Contractor may assign an Enrollee a PCP when the Enrollee fails to make an affirmative choice of a PCP, the Contractor may initiate a PCP change for an Enrollee under the following circumstances:

                        i) The Enrollee requires specialized care for an acute or chronic condition and the Enrollee and Contractor agree that reassignment to a different PCP is in the Enrollee's interest.

                        ii) The Enrollee's place of residence has changed such that he/she has moved beyond the PCP travel time/distance standard.

                        iii) The Enrollee's PCP ceases to participate in the Contractor's network.

                        iv) The Enrollee's behavior toward the PCP is disruptive and the PCP has made all reasonable efforts to accommodate the Enrollee.

                        v) The Enrollee has taken legal action against the PCP.

                f) Whenever initiating a change, the Contractor must offer affected Enrollees the opportunity to select a new PCP in the manner described in this Section.

        21.8    PCP Status Changes

                The Contractor agrees to notify its Enrollees of any of the following PCP changes:

                a) Enrollees will be notified within three (3) business days from the date on which the Contractor becomes aware of the change if:

                        i)      Office address/telephone number change.

                        ii)     Office hours change.

                b) Enrollees will be notified within fifteen (15) days from the date on which the Contractor became aware of the change if:

                        i) An Enrollee's PCP ceases participation with the Contractor (in such cases, the Contractor must ensure that a new PCP is assigned within thirty
                                (30) days of the date of notice to the
                                Enrollee).

                        ii) An Enrollee is in an on going course of treatment with another Participating Provider who becomes unavailable to continue to provide services to such Enrollee. In such cases, the notice shall also describe the procedures for continuing care.

        21.9    PCP Responsibilities

                In conformance with the Benefit Package, the PCP shall provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat conditions not requiring the services of a specialist; arrange inpatient care, consultation with specialists, and laboratory and radiological services when medically necessary; coordinate the findings of consultants and

                                   Section 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-5
                laboratories; and interpret such findings to the Enrollee and the Enrollee's family, subject to the confidentiality provisions of Section 20 of this Agreement, and maintain a current medical record for the Enrollee. The PCP shall also be responsible for determining the urgency of a consultation with a specialist and shall arrange for all consultation appointments within appropriate time frames.

        21.10   Member to Provider Ratios

                The Contractor agrees to adhere to the member -to-PCP ratios shown below. These ratios are for Medicaid Enrollees only, are Contractor-specific, and assume the practitioner is a full time equivalent (FTE)(defined as a provider practicing forty (40) hours per week for the Contractor):

                i) No more than 1,500 Medic aid Enrollees for each physician, o r 2,400 for a physician practicing in combination with a physician assistant or a nurse practitioner.

                ii) No more than 1,000 Medicaid Enrollees for each nurse practitioner.

                The Contractor agrees that these ratios will be prorated for Participating Providers who represent less than a FTE to the Contractor.

        21.11   Minimum Office Hours

                a)      General Requirements

                        A PCP must practice a minimum of sixteen (16) hours a week at each primary care site.

                b) The minimum office hours requirement may be waived under certain circumstances. A request for a waiver must be submitted by the MCO to the Medical Director of the Office of Managed Care for review and approval; and the physician must be available at least eight hours/week; and the physician must be practicing in a Health Provider Shortage Area (HAPS) or other similarly determined shortage area; and the physician must be able to fulfill the other responsibilities of a PCP (as described in this Section); and the waiver request must demonstrate there are systems in place to guarantee continuity of care and to meet all access and availability standards, (24-hr/7 day week cover age, appointment availability, et c.). SDOH shall notify the LDSS when a waiver has been granted.

        21.12   Primary Care Practitioners

                a)      General Limitations

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                        The Contractor agrees to limit its PCPs to the following
                        primary care specialties: Family Practice, General Practice, General Pediatrics, General Internal Medicine, except as specified in (b), (c), (d)and (e) of this Section.

                b)      Specialist and Sub-specialist as PCPs

                        The Contractor is permitted to use specialist and sub-specialist physicians as PCPs when such an action is considered by the Contractor to be medically appropriate and cost-effective. As an alternative, the Contractor may restrict it's PCP network to primary care specialties only, while relying on standing referrals to specialists and sub-specialists for Enrollees who require regular visits to such physicians.

                c)      OB/GYN Providers as PCPs

                        The Contractor, at its option, is permitted to use OB /GYN providers as PCPs, subject to SDOH qualifications.

                d)      Nurse Practitioners as PCPs

                        The Contractor is permitted to use nurse practitioners as PCPs, subject to their scope of practice limitations under New York State Law.

                e)      Physician's Assistants as Physician Extenders

                        The Contractor is permitted to use physician's assistants as physician-extenders, subject to their scope of practice limitations under New York State Law.

        21.13   PCP Teams

                a)      General Requirements

                        The Contractor may designate teams of physicians/nurse practitioners to serve as PCPs for Enrollees. Such teams may include no more than four (4) physicians/nurse practitioners and, when an Enrollee chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that Enrollee. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.

                b)      Medical Residents

                        The Contractor shall comply with SDOH Guidelines for use of Medical Residents as found in Appendix I, which is hereby made a part of this Agreement as if set forth fully herein.

                                   Section 21
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                                      21-7

        21.14   Hospitals

                a)      Tertiary Services

                        The Contractor will establish hospital networks capable of furnishing the full range of tertiary services to Enrollees. Contractors shall ensure that all Enrollees have access to at least one (1) general a cute care hospital within thirty (30) minutes/thirty (30) Miles travel time (by car or public transportation) from the Enrollee's residence, unless none are located within such a distance. If none are located within thirty (30) minutes travel time/ thirty (30) miles travel distance, the Contractor must include the next closest site in its network.

                b)      Emergency Services

                        The Contractor shall ensure and demonstrate that it maintains relationships with hospital emergency facilities, including comprehensive psychiatric emergency programs (where available) within and around its Service Area to provide Emergency Services.

        21.15   Dental Networks

                If the Contractor includes dental services in it's Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in their Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 Enrollees. Networks must also include at least one (1) pediatric dentist and one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders
                (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

                Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered benefit or not, as set forth in Appendix K-II -B-Optional Service, Dental Services.

        21.16   Presumptive Eligibility Providers

                Contractors must offer Presumptive Eligibility Providers the opportunity to contract at terms which are at least as favorable as the terms offered to other providers performing equivalent services (prenatal care). Contractors need not contract with every Presumptive Eligibility Provider in their County, but must

                                   Section 21
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                                 October 1, 1999
                                      21-8
                include a sufficient number in their networks of Participating Providers to meet the distance/travel time standards defined for primary care.

        21.17   Mental Health, Alcohol and Substance Abuse Providers

                The Contractor will include a full array of mental health and substance abuse providers in its networks, in sufficient numbers to assure accessibility to services on the part of both children and adults, using either individual, appropriately licensed practitioners or New York State Office of Mental Health (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

                The State defines mental health and substance abuse providers to include the following: Individual Practitioners, Psychiatrists, Psychologists, Psychiatric Nurse Practitioners, Psychiatric Clinical Nurse Specialists, Licensed Certified Social Workers, OMH and OASAS Programs and Clinics, and Providers of mental health and/or alcoholism/substance abuse services certified or licensed pursuant to Article 23 or 31 of Mental Hygiene Law, as appropriate. OASAS programs include Certified Drug and Alcohol Counselors, employed only by OASAS licensed programs.

        21.18   Laboratory Procedures

                The Contractor agrees to restrict its laboratory provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.

        21.19   School-Based Health Centers

                a) By January 1, 2000, the Contractor must develop, in collaboration with school-based health centers in their Service Areas, protocols for reciprocal referral and communication of data and clinical information on MCO Enrollees enrolled in school-based health centers.

                b) By March 31, 2000, the Contractor must enter into contractual and payment arrangements with school-based health centers in their Service Area consistent with SDOH clinical coordination guidelines and the protocols referred to in (a) above.

        21.20   Federally Qualified Health Centers (FQHCs)

                In voluntary counties, the Contractor is not required to contract with FQHCs.

                However, when an FQHC is part of the provider network (voluntary or mandatory counties) the Provider Agreement must include a provision whereby the Contractor agrees to compensate the FQHC for services provided to Enrollees at a

                                   Section 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-9
                payment rate that is not less than the level and amount for a similar set of services which the Contractor would make to a provider that is not an FQHC.

                In mandatory counties, the Contractor shall contract with FQHCs operating in its Service Area. However, the Contractor has the option to make a written request to the SDOH for an exemption from the FQHC contracting requirement, if the Contractor can demonstrate, with supporting documentation, that it has adequate capacity and will provide a comparable level of clinical and enabling services (e. g., outreach, referral services, social support services, culturally sensitive services such as training for medical and administrative staff, medical and non-medical and case management services) to vulnerable populations in lieu of contracting with an FQHC in its Service Area. Written requests for exemption from this requirement are subject to approval by HCFA.

                When the Contractor is participating in a county where an MCO that is sponsored, owned and/or operated by one or more FQHCs exists, the Contractor is not required to include any FQHCs within its network in that county.

        21.21   Provider Services Function

                The Contractor will operate a Provider Services function during regular business hours. At a minimum, the Contractor's Provider Services staff must be responsible for the following:

                a) Assisting providers with prior authorization and referral protocols.
                b)      Assisting providers with claims payment procedures.
                c) Fielding and responding to provider questions and complaints.
















                                   Section 21
                        (PROVIDER NETWORK AND AGREEMENTS)
                                 October 1, 1999
                                      21-10

22.     SUBCONTRACTS AND PROVIDER AGREEMENTS

        22.1    Written Subcontracts

                Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement.

        22.2    Permissible Subcontracts

                Contractor may subcontract for provider services as set forth in
                Section 2.6 and 21 of this contract and management services including, but not limited to, marketing, quality assurance and utilization review activities and such other services as are acceptable to the LDSS.

        22.3    Provisions of Services through Provider Agreements

                All medical care and/or services covered under this Agreement, with the exception of seldom used subspecialty and Emergency Services, Family Planning Services, and services for which Enrollees can self refer, shall be provided through Provider Agreements with Participating Providers.

        22.4    Approvals

                a) Provider Agreements shall require the approval of SDOH as set forth in P.H.L. 4402 and 10 NYCRR Part 98.

                b) If a subcontract is for management services under 10 NYCRR Section 98.11, it must be approved by SDOH prior to its becoming effective.

                c) LDSS may require that the Contractor submit any subcontracts, including Provider Agreements with Participating Providers, and including material amendments to and renewals of such sub-contracts to LDSS.

                d) The Contractor shall notify SDOH of any material amendments to any Provider Agreement as set forth in 10 NYCRR 98.8. The Contractor shall provide LDSS with a copy of any such amendment within fifteen (15) days after its approval by SDOH, unless LDSS notifies the Contractor otherwise.

        22.5    Required Components

                a) The Contractor shall impose obligations and duties on its subcontractors, including its Participating Providers, that are consistent with this Agreement, and that do not impair any rights accorded to LDSS, SDOH, or DHHS.

                                   Section 22
                              (PROVIDER AGREEMENTS)
                                 October 1, 1999
                                      22-1

                b) No subcontract, including any Provider Agreement shall limit or terminate the Contractor's duties and obligations under this Agreement.

                c) Nothing contained in this Agreement between LDSS and the Contractor shall create any contractual relationship between any subcontractor of the Contractor, including Participating Providers, and the County or LDSS.

                d) Any sub contract entered into by the Contractor shall fulfill the requirements of 42 C FR Part 434 that are appropriate to the service or activity delegated under such subcontract.

                e) The Contractor shall also ensure that, in the event the Contractor fails t o pay any subcontractor, including any Participating Provider in accordance with the subcontract or Provider Agreement, the subcontractor or Participating Provider will not seek payment from the LDSS, the Enrollees, or their eligible dependents.

                f) The Contractor shall include in every Provider Agreement a procedure for the resolution of disputes between the Contractor and its Participating Providers.

                g) The Contractor shall ensure that all Provider Agreements entered into with Providers require acceptance of a woman's enrollment in the MCO as sufficient to provide services to her newborn, unless the newborn is excluded from participating in Medicaid managed care.

        22.6    Timely Payment

                Contractor shall make payments to affiliated health care providers for items and services covered under this Agreement on a timely basis, consistent with the claims payment procedures described in NYS Insurance Law Section 3224-a.

        22.7    Restrictions on Disclosure

                The Contractor shall not by contract or written policy o r written procedure prohibit or restrict any health care provider from the following:

                a) disclosing to any subscriber, Enrollee, patient, designated representative or, where appropriate, prospective Enrollee any information that such provider deems appropriate regarding:
                        i) a condition or a course of treatment with such subscriber, Enrollee, patient, designated representative or prospective Enrollee, including the availability of other therapies, consultations, or tests; or
                        ii) The provisions, terms, or requirements of the Contractor's products as they relate to the Enrollee, where applicable.

                                   Section 22
                              (PROVIDER AGREEMENTS)
                                 October 1, 1999
                                      22-2

                b) filing a complaint, making a report or comment to an appropriate governmental body regarding the policies or practices of the Contractor when they believe that the policies or practices negatively impact upon the quality of, or access to, patient care.

                c) advocating to the Contractor on behalf of the Enrollee for approval or coverage of a particular treatment or for the provision of health care services.

        22.8    Transfer of Liability

                No contract or agreement between the Contractor and a health care provider shall contain any clause purporting to transfer to the health care provider, other than a medical group, by indemnification or otherwise, any liability relating to activities, actions or omissions of the Contractor as opposed to those of the health care provider.

        22.9    Termination of Health Care Professional Agreements

                The Contractor shall not terminate a contract with a health care professional unless the Contractor provides to the health care professional a written explanation of the reasons for the proposed termination and an opportunity for a review or hearing as hereinafter provided. For purposes of this Section a health care professional is an individual licensed, registered or certified pursuant to Title 8 of the Education Law.

                These requirements shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency that impairs the health care professional's ability to practice.

                When the Contractor desires to terminate a contract with a health care professional, the notification of the proposed termination by the Contractor to the health care professional shall include:

                a)      the reasons for the proposed action;

                b) notice that the health care professional has the right to request a hearing or review, at the provider's discretion, before a panel appointed by the Contractor;

                c) a time limit of not less than thirty (30) days within which a health care professional may request a hearing; and

                d) a time limit for a hearing date which must be held within thirty (30) days after the date of receipt of a request for a hearing.

                                   Section 22
                              (PROVIDER AGREEMENTS)
                                 October 1, 1999
                                      22-3

                        No contract or agreement between the Contractor and a health care professional shall contain any provision which shall supersede or impair a health care professional's right to notice of reasons for termination and the opportunity for a hearing or review concerning such termination.

        22.10   Health Care Professional Hearings

                A health care professional that has been notified of his or her proposed termination must be allowed a hearing. The procedures for this hearing must meet the following standards:

                a) The hearing panel shall be comprised of at least three persons appointed by the Contractor. At least one person on such panel shall be a clinical peer in the same discipline and the same or similar specialty as the health care professional under review. The hearing panel may consist of more than three persons, provided how ever that the number of clinical peers on such panel shall constitute one-third or more of the total membership of the panel.

                b) The hearing panel shall render a decision on the proposed action in a timely manner. Such decision shall include reinstatement of the health care professional by the Contractor, provisional reinstatement subject to conditions set forth by the Contractor or termination of the health care professional. Such decision shall be provided in writing to the health care professional.

                c) A decision by the hearing panel to terminate a health care professional shall be effective not less than thirty (30) days after the receipt by the health care professional of the hearing panel's decision. Notwithstanding the termination of a health care professional for cause or pursuant to a hearing, a plan shall permit an Enrollee to continue an on-going course of treatment for a transition period of up to ninety
                        (90) days, and post-partum care, subject to provider agreement, pursuant to P. H. L. Section 4406(6)(e).

                d) In no event shall termination be effective earlier than sixty (60) days from the receipt of the notice of termination.

        22.11   Non-Renewal of Provider Agreements

                Either party to a contract may exercise a right of non-renewal at the expiration of the contract period set forth therein or, for a contract without a specific expiration date, on each January first occurring after the contract has been in effect for at least one year, upon sixty (60) days notice to the other party; provided, however, that any non -renewal shall not constitute a termination for the purposes of this Section.


                                   Section 22
                              (PROVIDER AGREEMENTS)
                                 October 1, 1999
                                      22-4

        22.12   Physician Incentive Plan

                If Contractor elects t o operate a Physician Incentive Plan, Contractor agrees that no specific payment will be made directly or indirectly under the plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an Enrollee. Contractor agrees to submit to SDOH annual reports containing the information on its physician incentive plan in accordance with 42 CFR Section 434.70. The contents of such reports shall comply with the requirements of 42 CFR Section 417.479 and be in a format to be provided by SDOH.

                The Contractor must ensure that any agreements for contracted services covered by this Agreement, such as agreements between the Contractor and other entities or between the Contractor's subcontracted entities and their contractors, at all levels including the physician level, include language requiring that the physician incentive plan information be provided by the sub-contractor in an accurate and timely manner to the Contractor, in the format requested by SDOH.

                In the event that the incentive arrangements place the physician or physician group at risk for services beyond those provided directly by the physician or physician group for an amount beyond the risk threshold of 25% of potential payments for covered services (substantial financial risk), the Contractor must comply with all additional requirements listed in regulation, such as: conduct enrollee/disenrollee satisfaction surveys; disclose the requirements for the physician incentive plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in their Agreement.















                                   Section 22
                              (PROVIDER AGREEMENTS)
                                 October 1, 1999
                                      22-5

23.     FRAUD AND ABUSE PREVENTION PLAN

                A Fraud and Abuse Prevention Plan for the detection, investigation and prevention of fraudulent activities must be filed by the Contractor with the Commissioner of Health to the extent required by SDOH regulations. A copy of this plan must be submitted to the LDSS, upon request of the LDSS.

24.     AMERICANS WITH DISABILITIES ACT COMPLIANCE PLAN

        Contractor must comply with the Americans with Disabilities Act (ADA) and Section 504 of the Rehabilitation Act of 1973 for program accessibility, and must develop an ADA Compliance Plan consistent with the guidelines in Appendix J of this Agreement. Said plan must be approved by the SDOH and/or the LDSS, and filed with the Contractor, SDOH and the LDSS.

25.     FAIR HEARINGS

        25.1    Enrollee Access To Fair Hearing Process

                Enrollees may access the fair hearing process in accordance with applicable federal and state laws and regulations. Contractors must abide by and participate in New York State's Fair Hearing Process and comply with determinations made by a fair hearing officer.

        25.2    Enrollee Rights to a Fair Hearing

                Enrollees may request a fair hearing regarding adverse LDSS determinations concerning enrollment, disenrollment and eligibility, and regarding the denial, termination, suspension or reduction of a clinical treatment or other Benefit Package services by the Contractor. For issues related to disputed services, Enrollees must have received an adverse determination from the Contractor or its approved utilization review agent either overriding are commendation to provide services by a Participating Provider or confirming the decision of a Participating Provider to deny those services. An Enrollee may also seek a fair hearing for a failure by the Contractor to act with reasonable promptness with respect to such services. Reasonable promptness shall mean compliance with the time frames established for review of grievances and utilization review in Sections 44 and 49 of the Public Health Law.

        25.3    Contractor Notice to Enrollees

                a) Contractor must issue a written Notice of Adverse Determination and Fair Hearing Rights to any Enrollee:

                             Section 23 --Section 39
                                 October 1, 1999
                                       -1

                        i) When Contractor or its utilization review a gent ha s denied a request to approve a Benefit Package service ordered by an MCO provider; or
                        ii) When an Enrollee is denied a requested service or benefit by an MCO provider and has exhausted the Contractor's approved internal complaint and appeal procedures or utilization review processes; or
                        iii) At least 10 days before the effective date of Contractor's termination, suspension or reduction of a benefit or treatment already in progress for that Enrollee.

                b) Contractor agrees to serve notice on affected Enrollees by mail and must maintain documentation of such.

                c) Contractor's Notice of Adverse Determination and Notice of a Right to Request a Fair Hearing shall include the following:

                        i) A description of the action Contractor intends to take;
                        ii)     Contractor's reasons for the intended action;
                        iii) The circumstances under which expedited complaint or utilization review is available and how to request it;
                        iv) Notice of Enrollee's right to file a complaint with the Contractor, a complaint with SDOH, and/or to request a State fair hearing through the Office of Administrative Hearings (OAH);
                        v) Instructions to the Enrollee regarding how the Enrollee may file complaints, utilization appeals and State fair hearing requests, including use of the Notice of Right to Request a Fair Hearing which will inform Enrollees of their possible right to aid continuing and that such aid can be accessed only if the Enrollee requests a State fair hearing.

        25.4    Aid Continuing

                Contractor shall be required to continue the provision of the Benefit Package services that are the subject of the fair hearing to an Enrollee (hereafter referred to as "aid continuing") if so ordered by the OAH under the following circumstances:

                        i) Contractor has or is seeking to reduce, suspend or terminate a treatment or Benefit Package service currently being provided;
                        ii) Enrollee has filed a timely request for a fair hearing with OAH; and
                        iii) There is a valid order for the treatment or service from a participating provider. Contractor shall provide aid continuing until the matter has been resolved to the Enrollee's satisfaction or until the administrative process is completed and there is a determination from OAH that Enrollee is not entitled to receive the service, the Enrollee withdraws the request for aid continuing and/or the fair hearing in writing, or the treatment or service originally ordered by the provider has been completed, whichever occurs first.


                             Section 23 --Section 39
                                 October 1, 1999
                                       -2

                        iv) If the services and/or benefits in dispute have been terminated, suspended or reduced and the Enrollee timely requests a fair hearing, Contractor shall, at the direction of either SDOH or LDSS, restore the disputed services and/or benefits consistent with the provisions of Section 25.4(iii) of this Agreement.

        25.5    Responsibilities of SDOH

                SDOH will make every reasonable effort to ensure that the Contractor receives timely notice in writing by fax, or e-mail, of all requests, schedules and directives regarding fair hearings.

        25.6    Contractor's Obligations

                a) Contractor shall appear at all scheduled fair hearings concerning its clinical determinations and/or Contractor-initiated disenrollments to present evidence as justification for its determination or submit written evidence as justification for its determination regarding the disputed benefits and/or services. If Contractor will not be making a personal appearance at the fair hearing, the written material must be submitted to OAH and Enrollee or Enrollee's representative at least three (3) business days prior to the scheduled hearing. If the hearing is scheduled fewer than three
                        (3) business days after the request, Contractor must deliver the evidence to the hearing site no later than one (1) business day prior to the hearing, otherwise Contractor must appear in person. Notwithstanding the above provisions, Contractor may be required to make a personal appearance at the discretion of the hearing officer and/or SDOH.

                b) Despite an Enrollee's request for a State fair hearing in any given dispute, Contractor is required to maintain and operate in good faith its own internal complaint and appeal process as required under state and federal laws and by Section 14 and Appendix F of this Agreement. Enrollees may seek redress of adverse determinations simultaneously through Contractor's internal process and the State fair hearing process. If Contractor has reversed its initial determination and provided the service to the Enrollee, Contractor may request a waiver from appearing at the hearing and, in submitted papers, explain that it has withdrawn its initial determination and is providing the service or treatment formerly in dispute.

                c) Contractor shall comply with all determinations rendered by OAH at fair hearings. Contractor shall cooperate with SDOH efforts to ensure that Contractor is in compliance with fair hearing determinations. Failure by Contractor to maintain such compliance shall constitute breach of this Agreement. Nothing in this Section shall limit the remedies available to SDOH, LDSS or the federal government relating to any non-compliance by Contractor with a fair hearing determination or Contractor's refusal to provide disputed services.

                             Section 23 --Section 39
                                 October 1, 1999
                                       -3

                d) If SDOH investigates a complaint that has as its basis the same dispute that is the subject of a pending fair hearing and, as a result of its investigation, concludes that the disputed services and/or benefits should be provided to the Enrollee, Contractor shall comply with SDOH's directive to provide those services and/or benefits and provide notice to OAH and Enrollee as required by Section 25.6(b) of this Agreement.

                e) If S DOH, through its complaint investigation process, or OAH, by a determination after a fair hearing, directs Contractor to provide a service that was initially denied by Contractor, Contractor may either directly provide the service, arrange for the provision of that service or pay for the provision of that service by a Non-Participating Provider.

                f) Contractor agrees to abide by changes made to this Section of the Agreement with respect to the fair hearing, grievance and complaint processes by SDOH in order to comply with any amendments to applicable state or federal statutes or regulations. Such changes shall become effective without need for any further action by the parties to this Agreement.

                g) Contractor agrees to identify a contact person within its organization who will serve as a liaison to SDOH for the purpose of receiving fair hearing requests, scheduled fair hearing dates and adjourned fair hearing dates and compliance with State directives. Such individual: shall be accessible to the State by e-mail; shall monitor e-mail for correspondence from the State at least once every business day; and shall agree, on behalf of Contractor, to accept notices to Contractor transmitted via e-mail as legally valid.

                h) The information describing fair hearing rights, aid continuing, complaint procedures and utilization review appeals shall be included in all Medicaid managed care member handbooks and shall comply with SDOH's member handbook guidelines.

                i) Contractor shall bear the burden of proof at hearings regarding the reduction, suspension or termination of ongoing services. In the event that Contractor 's initial adverse determination is upheld as a result of a fair hearing, any aid continuing provided pursuant to that hearing request, may be recouped by Contractor.

26.     EXTERNAL APPEAL

        26.1    Basis for External Appeal

                Effective July 1, 1999, managed care Enrollees will be able to request an external appeal when one or more covered health care services have been denied by the


                             Section 23 --Section 39
                                 October 1, 1999
                                       -4

                Contractor on the basis that the service(s) is not medically necessary or is experimental or investigational.

        26.2    Eligibility for External Appeal

                An Enrollee is eligible for an external appeal when the Enrollee has exhausted the Contractor's internal utilization review procedure or both the Enrollee and the Contractor have agreed to waive internal appeal procedures in accordance with New York State P. H. L. Section 4914(2)2(a). A provider is also eligible for an external appeal of retrospective denials.

        26.3    External Appeal Determination

                The external appeal determination is binding on the Contractor, how ever, a fair hearing determination supercedes an external appeal determination for Medicaid Enrollees.

        26.4    Compliance with External Appeal Laws and Regulations

                MCOs must comply with the provisions of New York State P. H. L. Sections 4910-4914 and Title 10 of NYCRR Subpart 98-1 regarding the external appeal program.

27.     INTERMEDIATE SANCTIONS

        Contractor is subject to the imposition of sanctions as authorized by State law including the SDOH's right to impose sanctions for unacceptable practices as set forth in Title 18 of the Official Compilation of Codes, Rules and Regulations of the State of New York (NYCRR) Part 515 and civil and monetary penalties pursuant to 18 NYCRR
        Part 516 and such other sanctions and penalties as are authorized by local laws and ordinances and resultant administrative c odes, rules and regulations related to the Medical Assistance Program or to the delivery of the contracted for services.

28.     ENVIRONMENTAL COMPLIANCE

        The Contractor shall comply with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act 42 U. S. C.
        Section 1857(h), Section 508 of the Clean Water Act (33 U. S. C. Section
        1368), Executive Order 11738, and the Environmental Protection Agency (" EPA") regulations (40 C FR, Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities. The Contractor shall report violations to SDOH and to the Assistant Administrator for Enforcement of the EPA.



                             Section 23 --Section 39
                                 October 1, 1999
                                       -5

29.     ENERGY CONSERVATION

        The Contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the State Energy Conservation regulation issued in compliance with the Energy Policy and Conservation Act of 1975 (Pub. L. 94-165) and any amendment to the Act.

30.     INDEPENDENT CAPACITY OF CONTRACTOR

        The parties agree that the Contractor is an independent Contractor, and that the Contractor, its a gents, officers, and employees act in an independent capacity and not as officers or employees of LDSS, DHHS or the SDOH.

31.     NO THIRD PARTY BENEFICIARIES

        Only the parties to this Agreement and their successors in interest and assigns have any rights or remedies under or by reason of this Agreement.

32.     INDEMNIFICATION

        32.1    Indemnification by Contractor

                The Contractor shall indemnify, defend, and hold harmless the LDSS, its officers, agents, and employees and the Enrollees and their eligible dependents from:

                a) any and all claims and losses accruing or resulting to any and all Contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this Agreement;

                b) any and all claims and losses accruing or resulting to any person, firm, or corporation that may be injured or damaged by the Contractor, its officers, agents, employees, or subcontractors, including Participating Providers, in connection with the performance of this Agreement;

                c) any liability, including costs and expenses, for violation of proprietary rights, copyrights, or rights of privacy, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished under this Agreement, or based on any libelous or otherwise unlawful matter contained in such data.

                        i) The LDSS will provide the Contractor with prompt written notice of any claim made against the LDSS, and the Contractor, at its sole option, shall defend or settle said claim. The LDSS shall cooperate with the Contractor to the extent necessary for the Contractor to discharge its obligation under Section 32.1.

                             Section 23 --Section 39
                                 October 1, 1999
                                       -6

                        ii) The Contractor shall have no obligation under this section with respect to any claim or cause of action for damages to persons or property solely caused by the negligence of LDSS, its employees, or agents.

        32.2    Indemnification by LDSS

                The LDSS shall indemnify and hold h armless the Contractor and its officers, agents, and employees from any and all claims for damages resulting from actions by the LDSS or their Contractors in connection with their performance under this Agreement, except for such damages, costs, and expenses resulting from the negligence or culpable act of the Contractor, its officers, agents, employees, or subcontractors, including Participating Providers.

33.     PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

        33.1    Prohibition of Use of Federal Funds for Lobbying

                The Contractor agrees, pursuant to 31 U. S. C. Section 1352 and 45 CF R Part 93, that no Federally appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer o r employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement. The Contractor agrees to complete and submit the " Certification Regarding Lobbying", Appendix B attached hereto and incorporated herein, if this Agreement exceeds $100,000.

        33.2    Disclosure Form to Report Lobbying

                If any funds other than Federally appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a M ember of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form LLL. "Disclosure Form to Report Lobbying," in accordance with its instructions.

        33.3 The Contractor shall include the provisions of this section in its subcontracts, including its Provider Agreements. For all subcontracts, including Provider

                             Section 23 --Section 39
                                 October 1, 1999
                                       -7

                Agreements, that exceed $100,000, the Contractor shall require the subcontractor, including any Participating Provider to certify and disclose accordingly to the Contractor.

34.     NON-DISCRIMINATION

        34.1    Equal Access to Benefit Package

                Except as otherwise provided in applicable sections of this Agreement the Contractor shall provide the Benefit Package to all Enrollees in the same manner, in accordance with the same standards, and with the same priority as Enrollees of the Contractor under any other contracts.

        34.2    Non-Discrimination

                The Contractor shall not discriminate against Eligible Persons or Enrollees on the basis of age, sex , race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation or type of illness or condition.

        34.3    Equal Employment Opportunity

                Contractor must comply with Executive Order 11246, entitled "Equal Employment Opportunity," as amended by Executive Order 11375, and as supplemented in Department of Labor regulations.

        34.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

                The Contractor shall not prohibit, restrict or discourage enrolled Native Americans from receiving care from or accessing Medicaid reimbursed health services from or through a tribal health or Urban Indian health facility or center.

35.     COMPLIANCE WITH APPLICABLE LAWS

        35.1    Contractor and LDSS Compliance With Applicable Laws

                The Contractor and L DDSs shall comply with all applicable requirements of the State Public Health Law; the State Social Services Law; Title IX of the Social Security Act; Title V I of the Civil Rights Act of 1964 and 45 C. F .R. Part 80, as amended; Section 504 of the Rehabilitation Act of 1973 and 45 C.
                F. R. Part 84, as amended; Age Discrimination Act of 1975 and 45
                C. F. R. Part 91, as amended; and the Americans with Disabilities Act; and Title X III of the Federal Public Health Services Act, 42 U.S.C. Section 300e et seq., regulations promulgated thereunder; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement. The parties agree that this Agreement shall be interpreted according to the laws of the State of New York.

                             Section 23 --Section 39
                                 October 1, 1999
                                       -8

        35.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions

                Should any provision of this Agreement be declared or found to be illegal or unenforceable, ineffective or void, then each party shall be relieved of any obligation arising from such provision; the balance of this Agreement, if capable of performance, shall remain in full force and effect.

        35.3    Certificate of Authority Requirements

                The Contractor must satisfy conditions for issuance of a certificate of authority, including proof of financial solvency, as specified in 10 NYCRR, '98.6.

        35.4    Notification of Changes in Certificate to Incorporation

                The Contractor shall notify LDSS of any amendment t o its Certificate of Incorporation in the same manner as and simultaneously with the notice given to SDOH pursuant to 10 NYCRR Section 98.4(a).

        35.5    Contractor's Financial Solvency Requirements

                The Contractor, for the duration of this Agreement, shall remain in compliance with all applicable state requirements for financial solvency for MCOs participating in the Medicaid Program. The Contractor shall continue to be financially responsible as defined in PHL '4403(1)(c) and shall comply with the contingent reserve fund and escrow deposit requirements of 10 NYCRR " 98.11(d) and 98.11(e), respectively, and must meet minimum net worth requirements established by SDOH and the State Insurance Department. The Contractor shall make provision, satisfactory to SDOH, for protections for SDOH, LDSS and the Enrollees in the event of HMO or sub contractor insolvency, including but not limited to, hold harmless and continuation of treatment provisions in all provider agreements which protect SDOH, LDSS and Enrollees from costs of treatment and assures continued access to care for Enrollees.

        35.6    Compliance With Care for Maternity Patients

                Contractor must comply with '2803-n of the Public Health Law and '3216 (i) (10)(a) of the State Insurance Law related to hospital care for maternity patients.

        35.7    Informed Consent Procedures for Hysterectomy and Sterilization

                The Contractor is required and shall require Participating Providers to comply with the informed consent procedures for Hysterectomy and Sterilization specified in 42 CFR, Part 441, sub-part F, and 18 NYCRR Section 505.13.


                             Section 23 --Section 39
                                 October 1, 1999
                                       -9

        35.8    Non-Liability of Enrollees for Contractor's Debts

                Contractor agrees that in no event shall the Enrollee become liable for the Contractor's debts as set forth in SSA '1932(b)(6).

        35.9    LDSS Compliance With Conflict of Interest Laws

                LDSS and its employees shall comply with General Municipal Law
                Article 18 and all other appropriate provisions of New York State law, local laws and ordinances and all resultant codes, rules and regulations pertaining to conflicts of interest.

        35.10   Compliance With PHL Regarding External Appeals

                Contractor must comply with Article 49 Title II of the Public Health Law regarding external appeal of adverse determinations.


36.     NEW YORK STATE STANDARD CONTRACT CLAUSES

        The parties agree to be bound by the standard clauses for all New York State contracts and standard clauses, if any, for local government contracts contained in Appendix A, attached to and incorporated as if set forth fully herein, and any amendment thereto.

37.     INSURANCE REQUIREMENTS

        MODEL CON TRACT NOTE: The LDSS may propose insurance requirements based on the contract practices of its Count y. Such requirements must be reasonable and consistent with the attainment of managed care program objectives.

        [ ] The LDSS has insurance requirements (attached) as Section 37 of this Agreement.

        [ ]     The LDSS does not have insurance requirements.












                             Section 23 --Section 39
                                 October 1, 1999
                                       -10

        [MODEL CON TRACT NOTE: Format of signature pages is established by the LDSS. However, the "Term of Agreement" should be specified on the signature pages.]


        In Witness Whereof, the parties have duly executed this Agreement on the date set opposite their respective signatures.


By: /s/                                    By: /s/
   ------------------------------             ---------------------------------
   AmeriChoice of New York, Inc.                City of New York

































                                 Signature Page
                               September 10, 1999

                            Second Contract Amendment
                                     Between
                                City of New York
                                       And
                          AmeriChoice of New York, Inc.



                This Amendment, effective April 1, 2002, amends the Medicaid Managed Care Model Contract (hereinafter referred to as the "Agreement") made by and between the City of New York (hereinafter referred to as "CDOH") and AmeriChoice of New York, Inc. (hereinafter referred to as "MCO" or "Contractor").

                WHEREAS, the parties entered into an Agreement effective October 1, 1999, amended October 1, 2001, for the purpose of providing prepaid case managed health services to Medical Assistance recipients residing in the City of New York;

                WHEREAS, the parties desire to amend said Agreement to modify certain provisions to reflect current circumstances and intentions;

                NOW THEREFORE, effective April 1, 2002, it is mutually agreed by the parties to amend this Agreement as follows:

                The attached "Table of Contents for Model Contract" is substituted for the period beginning April 1, 2002.

                Delete from Section 1, Definitions, the definition for "Alcohol and Substance Abuse Services."

                Amend Section 1, Definitions, the definition for "Behavioral Health Service," to read as follows:

                "BEHAVIORAL HEALTH SERVICE" means services to address mental health disorders and/or chemical dependence.

                Add to Section 1, Definitions, a definition for "Chemical Dependence Services," to read as follows:

                "CHEMICAL DEPENDENCE SERVICES" means examination, diagnosis, level of care determination, treatment, rehabilitation, or habilitation of persons suffering from chemical abuse or dependence, and includes the provision of alcohol and/or substance abuse services.

                Add to Section 1, Definitions, a new definition for "Detoxification Services," to read as follows:

                "DETOXIFICATION SERVICES" means Medically Managed Detoxification Services; and Medically Supervised Inpatient and Outpatient Withdrawal Services as defined in Appendix K.

                Rename Section 3.11, "Mental Health and Chemical Dependence Stop Loss," and delete

                Section 3.11 b).

                Renumber Section 3.11 c), "Mental Health and Chemical Dependence," as 3.11 b), and amend to read as follows:

                b) The Contractor will be compensated for medically necessary and clinically appropriate inpatient mental health services and/or Chemical Dependence Inpatient Rehabilitation and Treatment Services as defined in Appendix K in excess of a combined total of thirty (30) days during a calendar year at the lower of the Contractor's negotiated inpatient rate or Medicaid rate of payment.

                Add a new Section 3.11 c), "Mental Health and Chemical Dependence," to read as follows:

                c) Detoxification Services in Article 28 inpatient hospital facilities are subject to the stop-loss provisions specified in Section 3.10 of this Agreement.

                Amend Section 5.1 a) v), "Eligible Populations," to read as follows:

                v) Children age one (1) year or below whose family's net available income is at or below two hundred percent (200%) of the federal poverty level for the applicable household size.

                Amend Section 5.1 a) vii), "Eligible Populations," to read as follows:

                vii) Children age six (6) up to age nineteen (19), whose family's net available income is at or below one hundred and thirty-three percent (133%) of the federal poverty level for the applicable household size.

                Amend Section 5.2 k) "Exempt Populations," to read as follows:

                k) Individuals who are residents of Alcohol and Substance Abuse or Chemical Dependence Long Term Residential Treatment Programs.

                Add Section 5.2 r), "Exempt Populations," to read as follows:

                r) Effective April 1, 2003, individuals who are eligible for Medical Assistance pursuant to the "Medicaid buy-in for the working disabled" (subparagraphs twelve or thirteen of paragraph (a) of subdivision one of Section 366 of the Social Services Law), and who, pursuant to subdivision 12 of Section 367-a of the Social Services Law, are not required to pay a premium.

                Add Sections 5.3 w) and 5.3x), "Excluded Populations," to read as follows:

                w) Effective April 1, 2003, individuals who are eligible for Medical Assistance pursuant to the "Medicaid buy-in for the working disabled" (subparagraphs twelve or thirteen of paragraph (a) of subdivision one of Section 366 of the Social Services Law), and who, pursuant to subdivision 12 of Section 367-a of the Social Services Law, are required to pay a premium.

                x) Effective October 1, 2002, individuals who are eligible for Medical Assistance


                             April 1, 2002 Amendment
                                       119
                        pursuant to paragraph (v) of
                        subdivision four of Section 366 of the Social Services Law (persons who are under 65 years of age, have been screened for breast and/or cervical cancer under the Centers for Disease Control and Prevention Breast and Cervical Cancer Early Detection Program and need treatment for breast or cervical cancer, and are not otherwise covered under creditable coverage as defined in the Federal Public Health Service Act).

                Amend Section 6.6, "Family Enrollment," to read as follows:

                6.6     Family Enrollment

                a) Upon implementation of the 1115 Waiver, all eligible members of the Eligible Person's Family shall be enrolled into the same plan.

                b) Upon implementation of the 1115 Waiver, the LDSS must inform Enrollees who have Family members enrolled in other MCOs that if anyone in the Family wishes to change plans, all members of the Family must enroll together in the newly-selected plan. The LDSS shall also notify the Enrollee that all members of the Family will be required to enroll together in a single MCO at the time of their next recertification for Medicaid eligibility unless waiver of this requirement is approved by the LDSS.

                c)      Notwithstanding the forgoing,

                i) the LDSS may, on a case-by-case basis, waive the same family rule specified in Sections 6.6 (a) and (b) to preserve continuity of care:

                1) if one or more members of the Family are receiving prenatal care and/or continuing care for a complex chronic medical condition from Non-Participating Providers; or
                2) if one or more members of the Family transition from one government-sponsored insurance program to another.

                ii) the LDSS must allow HIV SNP-eligible individuals within a family to enroll in an HIV SNP, in Service Areas in which an HIV SNP exists.

                Amend Section 7.2, Lock-In Provisions in Mandatory Counties," to read as follows:

                7.2     Lock-In Provisions in Mandatory Counties and New York
                        City

                        All Enrollees in local social service districts where enrollment in managed care is mandatory and in New York City are subject to a twelve (12) month Lock-In period following the Effective Date of Enrollment in the Contractor's plan, with an initial ninety (90) day grace period in which to disenroll from the Contractor's plan without cause, regardless of whether the Enrollee selected or was auto- assigned to the Contractor's plan.

                Delete Section 7.3, "Lock-In Provisions in New York City," and renumber Sections 7.4, "Disenrollment During Lock-In Period" and
                7.5 "Notification Regarding Lock-In and End of Lock-In Period," as Sections 7.3 and 7.4 respectively.

                Amend Section 10.8 b), "Welfare Reform," to read as follows:


                             April 1, 2002 Amendment
                                       120

                b) The Contractor shall require that its Participating Providers, upon Enrollee consent, provide medical documentation and health, mental health and chemical dependence assessments as follows:

                i) Within ten (10) days of a request of an Enrollee or a former Enrollee, currently receiving public assistance or who is applying for public assistance, the Enrollee's or former Enrollee's PCP or specialist provider, as appropriate, shall provide medical documentation concerning the Enrollee or former Enrollee's health or mental health status to the LDSS or to the LDSS' designee. Medical documentation includes but is not limited to drug prescriptions and reports from the Enrollee's PCP or specialist provider. The Contractor shall include the foregoing as a responsibility of the PCP and specialist provider in its provider contracts or in their provider manuals.

                ii) Within ten (10) days of a request of an Enrollee, who has already undergone, or is scheduled to undergo, an initial LDSS required mental and/or physical examination, the Enrollee's PCP shall provide a health, or mental health and/or chemical dependence assessment, examination or other services as appropriate to identify or quantify an Enrollee's level of incapacitation. Such assessment must contain a specific diagnosis resulting from any medically appropriate tests and specify any work limitations. The LDSS, may, upon written notice to the Contractor, specify the format and instructions for such an assessment

                Amend Section 10.8 c),"Welfare Reform," and add Sections 10.8 d) through 10.8 g), to read as follows:

                c) The Contractor will continue to be responsible for the provision and payment of Chemical Dependence Services in the Benefit Package for Enrollees mandated by the LDSS under Welfare Reform if such services are already underway and the LDSS is satisfied with the level of care and services.

                d) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services for Enrollees mandated by the LDSS as a condition of eligibility for Public Assistance or Medicaid under Welfare Reform (as indicated by Code
                        83) unless such services are already under way as described in (c) above.

                e) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services for Enrollees mandated by the LDSS under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (c) above.

                f) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services ordered by the LDSS under Welfare Reform.

                g) The Contractor is responsible for the provisions of Sections 10.10, 10.16 (a) and 10.24 of this Agreement for Enrollees requiring LDSS mandated Chemical Dependence Services.

                Amend Section 10.10 b), "Court-Ordered Services," to read as follows:


                             April 1, 2002 Amendment
                                       121

                b) Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State Law to furnish medical, dental, behavioral health (including mental health and/or Chemical Dependence), or other Medicaid covered services. The Contractor is responsible for payment of those Medicaid services as covered by the Benefit Package, even when the providers are not in the Contractor's provider network.

                Amend Section 10.16 a), "Services for Which Enrollees Can Self-Refer," to read as follows:

                a)      Mental Health and Chemical Dependence Services

                        The Contractor will allow Enrollees or LDSS officials on the Enrollee's behalf to make self-referral or referral for one mental health assessment from a Participating Provider and one chemical dependence assessment from a Detoxification or Chemical Dependence Inpatient Rehabilitation and Treatment Participating Provider in any calendar year period without requiring pre-authorization or referral from the Enrollee's Primary Care Provider. In the case of children, such self-referrals may originate at the request of a school guidance counselor (with parental or guardian consent, or pursuant to procedures set forth in Section 33.21 of the Mental Hygiene Law), LDSS Official, Judicial Official, Probation Officer, parent or similar source.

                        i) The Contractor shall make available to all Enrollees a complete listing of their participating mental health and Chemical Dependence Services providers. The listing should specify which provider groups or practitioners specialize in children's mental health services.

                        ii) The Contractor will also ensure that its Participating Providers have available and use formal assessment instruments to identify Enrollees requiring mental health and Chemical Dependence Services, and to determine the types of services that should be furnished.

                        iii) The Contractor will implement policies and procedures to ensure that Enrollees receive follow-up Benefit Package services from appropriate providers based on the findings of their mental health and/or Detoxification or Chemical Dependence Inpatient Rehabilitation and Treatment assessment(s).

                        iv) The Contractor will implement policies and procedures to ensure that Enrollees are referred to appropriate Chemical Dependence outpatient rehabilitation and treatment providers based on the findings of the Chemical Dependence assessment by the Contractor's Participating Provider.

                Amend Section 10.22 d), "Persons Requiring Ongoing Mental Health Services," to read as follows:

                d) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.


                             April 1, 2002 Amendment
                                       122

                Amend Section 10.24, title, leader language, 10.24 e), and last paragraph of 10.24, "Persons Requiring Alcohol/Substance Abuse Services," to read as follows:

                10.24   Persons Requiring Chemical Dependence Services

                        The Contractor will have in place all of the following for its Enrollees requiring Chemical Dependence
                        Services:

                e) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating in-plan services with other services, including Social Services.

                        The Contractor agrees to also participate in the local planning process for serving persons with chemical dependence, to the extent requested by the LDSS. At the LDSS's discretion, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Chemical Dependence Services and related activities.

                Amend Section 10.27 i), "Coordination of Services," to read as follows:

                i) local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services; and

                Amend Section 18.5(m), "No Contact Report" to read as follows:

                18.5(m) No Contact Report:

                        The Contractor shall submit a quarterly report within thirty (30) days of the close of the reporting period to the CDOH of any Enrollee it is unable to contact, through reasonable means, including by mail, and by telephone, using methods and performing the activities described in Section 13.5, within thirty days of their effective date of enrollment.

                Amend Section 21.17, "Mental Health, Alcohol and Substance Abuse Providers," to read as follows:

                21.17   Mental Health and Chemical Dependence Services Providers

                The Contractor will include a full array of mental health and Chemical Dependence Services providers in its networks, in sufficient numbers to assure accessibility to Benefit Package services on the part of both children and adults, using either individual, appropriately licensed practitioners or New York State Office of Mental Health (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

                The State defines mental health and Chemical Dependence Services providers to include the following: Individual Practitioners, Psychiatrists, Psychologists, Psychiatric Nurse Practitioners, Psychiatric Clinical Nurse Specialists, Licensed Certified Social Workers, OMH and OASAS Programs and Clinics, and providers of mental health and/or Chemical Dependence Services certified or licensed pursuant to Article 31 or 32 of the


                             April 1, 2002 Amendment
                                       123

                Mental Hygiene Law, as appropriate.

                Amend Section 21.19, "School-Based Health Centers," to read as follows:

                21.19 School-Based Health Centers

                a) The Contractor must develop, in collaboration with school-based health centers in their Service Areas, protocols for reciprocal referral and communication of data and clinical information on MCO Enrollees enrolled in school-based health centers.

                b) By March 31, 2003, the Contractor must enter into contractual and payment arrangements with school-based health centers in their Service Area, consistent with the protocols referred to in (a) above.

                The attached Appendix K, "Prepaid Benefit Package Definitions of Covered and Non-Covered Services," is substituted for the period beginning April 1, 2002.

                        This Amendment is effective April 1, 2002, and the Agreement, including the modifications made by this Amendment, shall remain in effect until September 30, 2003 or until the execution of an extension, renewal or successor agreement as provided for in the Agreement.


                             April 1, 2002 Amendment

                In Witness Whereof, the parties have duly executed this Amendment to the Agreement on the dates appearing below their respective signatures below.




                By /s/                               By /s/
                  --------------------------          --------------------------
                AmeriChoice of New York,  Inc.                  City of New York


                Date
                    --------------------------
                        Date
                            --------------------------












                             April 1, 2002 Amendment
                                       125

                STATE OF NEW YORK)
                                        SS:
                COUNTY OF _________



                        On this _____ day of ____, 200__, _________________ came
                before me, to me known and known to be the ______________________________ of ________________________, who
                is duly authorized to execute the foregoing instrument on behalf of said corporation and s/he acknowledged to me that s/he executed the same for the purpose therein mentioned.


                                                       /s/
                                                      --------------------------
                                                            NOTARY PUBLIC





                STATE OF NEW YORK)
                              SS:
                COUNTY OF NEW YORK


                        On this ______ day of ______, 20____, _________ came
                before me, to me known and known to be the ___________________________ in the New York City Department of Health, who is duly authorized to execute the foregoing instrument on behalf of the City and/he acknowledged to me that s/he executed the same for the purpose therein mentioned.



                                                       /s/
                                                      --------------------------
                                                            NOTARY PUBLIC





                             April 1, 2002 Amendment
                                       126